5/21/99 Final                                                      EXHIBIT 10.25




                          DULLES PARK TECHNOLOGY CENTER

                                Herndon, Virginia

                                 STANDARD OFFICE
                                 LEASE AGREEMENT

                                 By and Between

                              KDC-Dulles Tech, LLC
                                   as Landlord

                                       and

                    NET 2000 Communications Real Estate, Inc.
                                    as Tenant

                                       and

                          NET 2000 COMMUNICATIONS, INC.
                                  as Guarantor

                          DULLES PARK TECHNOLOGY CENTER
                                Herndon, Virginia

                            Lease dated May 26, 1999

                                 REFERENCE SHEET

         A. Each reference in this lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Reference
Sheet:

LANDLORD: KDC-Dulles Tech, LLC, a Delaware limited liability company

LANDLORD'S CONSTRUCTION REPRESENTATIVE: Cary M. Euwer, Jr.

TENANT: Net 2000 Communications Real Estate, Inc., a Delaware corporation

TENANT'S ORIGINAL ADDRESS: 2195 Fox Mill Road
                           Herndon, VA 20170

TENANT'S CONSTRUCTION REPRESENTATIVE: KELLY JOHNSON

TENANT SIGNAGE SUBMISSION DATE: May 18, 1999

TENANT BASE BUILDING MODIFICATION DELIVERY DATE: May 1, 1999

TENANT PLAN DELIVERY DATE: June 1, 1999

ENGINEERING PLAN DELIVERY DATE: May 15, 1999

RENT COMMENCEMENT DATE Variable; see Exhibit F

LEASED PREMISES: See Exhibit B

TERM: See Section 2.1

ANNUAL FIXED RENT: See Section 3.1

RENTABLE FLOOR AREA OF TENANT'S PREMISES: 126,276 s.f.

TOTAL RENTABLE OFFICE FLOOR AREA OF BUILDING: 182,527 s.f.

PERMITTED USES: See Section 5.1


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                                   LEASE INDEX


                                                                         PAGE
                                                                         ----
Reference Sheet ...........................................................i

ARTICLE I - LEASED PREMISES

    1.1  Demise of Leased Premises.........................................1
    1.2  Condition of Leased Premises......................................1
    1.3  Landlord's and Tenant's Work......................................3
    1.4  General Provisions applicable to Construction.....................4
    1.5  Tenant Allowance .................................................4
    1.6  Real Estate Tax in Leasehold Improvements.........................5
    1.7  Landlord's Release ...............................................5
    1.8  Option to Expand .................................................6

ARTICLE II - TERM

    2.1  Term  ............................................................8
    2.2  Delay in Occupancy ...............................................8
    2.3  Early Occupancy ..................................................8
    2.4  Option to Renew Term..............................................9

ARTICLE III - RENT

    3.1  Base Rent .......................................................10
    3.2  Additional Rent .................................................11
    3.3  Late Charges ....................................................11
    3.4  Proportionate Share..............................................11
    3.5  Real Property Taxes..............................................11
    3.6  Insurance .......................................................13
    3.7  Common Expenses .................................................13
    3.8  Verification and Operating Statement.............................15
    3.9  Interest on Past Due Amounts.....................................16

ARTICLE IV - COMMON AREAS

    4.1  Common Areas ....................................................16
    4.2  Use of Common Areas..............................................16
    4.3  Vehicle Parking .................................................17
    4.4  Common Area Maintenance..........................................17

                                        i

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

ARTICLE V - USE
   5.1   Use ...............................................................17
   5.2   ADA   .............................................................18
   5.3   Storage Space......................................................19
   5.4   Roof Rights........................................................19

ARTICLE VI - LETTER OF CREDIT...............................................20

ARTICLE VII - OPERATIONS: UTILITIES: SERVICES

   7.1   Operation..........................................................20
   7.2   Hours of Operation.................................................20
   7.3   Utilities and Services.............................................21
   7.4   Interruption of Services...........................................22
   7.5   Electricity; Excess Usage..........................................22
   7.6   No Interference....................................................23
   7.7   Telecommunications.................................................23
   7.8   Security; Access...................................................24
   7.9   Management.........................................................24

ARTICLE VIII - REPAIRS AND MAINTENANCE

   8.1   Landlord's Obligations ............................................25
   8.2   Tenant's Obligations ..............................................25

ARTICLE IX - ALTERATIONS: TENANT'S PROPERTY

   9.1   Alterations by Tenant..............................................25
   9.2   Contractors' Insurance Requirements................................26
   9.3   Tenant's Property..................................................26

ARTICLE X - HAZARDOUS MATERIALS

   10.1  Use of Hazardous Materials.........................................27
   10.1(a)  Tenant's Obligations and Liabilities............................27
   10.1(b)  Definition......................................................27
   10.1(c)  Inspection......................................................27
   10.1(d)  Default.........................................................28
   10.2  Landlord's Warranty................................................28

                                       ii

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

ARTICLE XI - ASSIGNMENT AND SUBLETTING
      11.1   Prohibited Transfers......................................28
      11.2   Option To Terminate.......................................29
      11.3   Excess Receipts...........................................29
      11.4   Processing Fee ...........................................29
      11.5   Customer Equipment .......................................29
      11.6   Permitted Transfers.......................................29

ARTICLE XII - CASUALTY OR CONDEMNATION

      12.1   Partial Damage of Leased Premises ........................30
      12.2   Total or Substantial Destruction .........................30
      12.3   Temporary Reduction of Rent ..............................30
      12.4   Condemnation .............................................30

ARTICLE XIII - INDEMNIFICATION AND INSURANCE

      13.1   Indemnification by Tenant.................................31
      13.2   Tenant's Insurance........................................31
      13.3   Survival of Indemnities...................................32
      13.4   Waiver of Subrogation.....................................32
      13.5   Landlord's Indemnification................................32
      13.6   Landlord's Insurance......................................32

ARTICLE XIV - RIGHT OF ENTRY

      14.1   Landlord Access...........................................33
      14.2   Limitations on Access.....................................33

ARTICLE XV - PROPERTY LEFT ON THE LEASED PREMISES......................33

ARTICLE XVI - SIGNS AND ADVERTISEMENTS.................................33

ARTICLE XVII - NOTICES.................................................34

ARTICLE XVIII - MECHANIC'S LIENS.......................................35

ARTICLE XIX - SUBORDINATION: ATTORNMENT

      19.1   Subordination.............................................35
      19.2   Attornment................................................35
      19.3   Confirming Agreement......................................36
      19.4   Mortgagee Protection......................................36

                                       iii

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

ARTICLE XX - COMPLIANCE WITH LAW AND RULES AND REGULATIONS

      20.1   Compliance With Laws .....................................36
      20.2   Rules and Regulations ....................................36

ARTICLE XXI - LANDLORD'S LIEN

      21.1   Landlord's Lien ..........................................37
      21.2   Landlord's Acknowledgement of Third Party Lien ...........37

ARTICLE XXII - ESTOPPEL CERTIFICATE....................................38

ARTICLE XXIII - HOLDING OVER...........................................38

ARTICLE XXIV - TENANT'S STATUS

      24.1 Power and Authority.........................................39
      24.2 Authorization...............................................39

ARTICLE XXV - DEFAULTS AND REMEDIES

      25.1   Default by Tenant.........................................39
      25.2   Landlord Remedies.........................................40
      25.3   Landlord's Costs; Attorneys' fees.........................41
      25.4   Remedies Cumulative.......................................41
      25.5   Non-Waiver................................................41

ARTICLE XXVI - MISCELLANEOUS

      26.1   No Partnership............................................41
      26.2   No Representations by Landlord............................41
      26.3   Waiver of Jury Trial......................................41
      26.4   Severability Provisions...................................41
      26.5   Interior Construction.....................................42
      26.6   Relocation of Leased Premises.............................42
      26.7   Benefits and Burdens......................................42
      26.8   Landlord's Liability......................................42
      26.9   Brokerage.................................................42
      26.10  Recording.................................................43
      26.11  Governmental Surcharge....................................43
      26.12  Surrender of Premises.....................................43
      26.13  Interpretation............................................43
      26.14  Special Provisions........................................43
      26.15  Entire Agreement..........................................43

                                       iv

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
      26.16  Force Majeure.............................................43
      26.17  Choice of Law.............................................44
      26.18  Submission of Lease.......................................44
      26.19  Time of Essence...........................................44
      26.20  Financial Statements......................................44

EXHIBITS:

Exhibit A - Legal Description
Exhibit B - Floor: Plans
Exhibit C - Base Building Definition
Exhibit D - Tenant Plan Requirements
Exhibit E - Pricing and Completing Tenant's Work
Exhibit F - Rent Commencement Dates
Exhibit G - Certification Affirming Lease Commencement Date
Exhibit H - Letter of Credit Requirements
Exhibit I - Landlord's Cleaning Services
Exhibit J - Rules & Regulations
Exhibit K - Estoppel Certificate
Exhibit L - Location of Conduit
Exhibit M - Generator Location
Exhibit N - Roof Location of Tenant Mechanical Equipment

                                  OFFICE LEASE

         THIS LEASE, is made and entered into on this 26 day of May, 1999, between KDC-DULLES TECH, LLC, a Delaware limited liability company, ("Landlord"), NET 2000 COMMUNICATIONS REAL ESTATE, INC., a Delaware corporation ("Tenant") and NET 2000 COMMUNICATIONS, INC. a Delaware corporation ("Guarantor").

                           ARTICLE I - LEASED PREMISES

         1.1 DEMISE OF LEASED PREMISES. Landlord, in consideration of the rents and of the terms and conditions hereinafter contained, does hereby lease to Tenant, and Tenant, does hereby rent from Landlord the space containing 126,276 +/- rentable square feet ("Leased Premises" or "Premises"). The Leased Premises is located in the building known as Dulles Park Technology Center ("Building"), which is situated at Herndon, Virginia. The Building is located on the land described on Exhibit "A" ("Property") and the floor plans of the Leased Premises are attached as Exhibit "B" and incorporated by reference. The square footage of the Leased Premises is as follows:

                  First Floor - 32,058 square feet
                  Part of Third Floor - 19,001 square feet
                  Fourth Floor - 37,613 square feet
                  Fifth Floor - 37,604 square feet

The Leased Premises were computed using the BOMA method, using a building average common area factor of 7.01% for a full-floor and a multi-tenant floor building average common area factor of 10.39%, subject to any Base Building modifications by Tenant. Landlord will measure the Premises following installation of exterior glass and interior core walls. Landlord will certify the measurements to Tenant. The measurements will not exceed the amounts described above. If Tenant disputes the measurements, Tenant must object within ten (10) days following receipt of Landlord's certificate. If the dispute cannot be resolved within fifteen (15) days, the parties shall mutually select an architect to measure the Premises and his determination shall be binding on both Landlord and Tenant.

         1.2      TENANT'S PLANS.

                  l.2(a) - Landlord agrees to cooperate to the fullest extent possible with Tenant's architect and engineers. Tenant, has stipulated that as of the Lease execution it has no changes to the Base Building that are time sensitive items or relates to the delivery of the Building except those changes identified in paragraphs 21, 22 and 23 of Exhibit D. Tenant agrees to complete and deliver to Landlord no later than the Engineering Plan Delivery Date all drawings and information pertinent to Tenant's special systems and conditions, such as additional structural loads, slab penetrations and depressions, increased transformer loads, increased chiller capacity, additional shafts, chases, exhausts, and bus ducts as well as any long lead items, including, but not limited to, generators and HVAC equipment. Further, Tenant agrees to complete and deliver to Landlord no later than the Tenant Plan Delivery Date a detailed floor plan layout together with working drawings and written instructions (herein called "Tenant's Plans") prepared in accordance with and containing at least the information detailed in Exhibit D and reflecting the partitions and improvements desired by Tenant in the Premises; Tenant's Plans shall be adequate to apply for and subsequently receive Tenant's building permit. It is Tenant's responsibility, and Tenant so agrees, diligently to pursue the building permits for Tenant's Work.

                  1.2(b) - Within five (5) business days of the receipt of Tenant's Plans, Landlord shall furnish to Tenant in writing either Landlord's approval or Landlord's detailed objections to Tenant's Plans. Landlord and Tenant shall work diligently to resolve any of Landlord's objections. Within fifteen (15) business days of the receipt of Tenant's Plans (revised if necessary to address Landlord's objections), Landlord shall furnish to Tenant in writing a time schedule for the completion of the work shown on Tenant's Plans and a statement of all costs of construction work and material necessary to complete the Premises in accordance with Tenant's Plans. Landlord agrees to price the work required to complete Tenant's Plans in accordance with the procedure set out in Exhibit E. The extent by which such costs exceed the Tenant Allowance (as described in Section 1.5), such excess cost are herein referred to as "Tenant Plan Excess Costs." Tenant shall notify Landlord in writing, within five (5) business days of receipt by Tenant of Tenant Plan Excess Costs, of either its approval thereof and its authorization to Landlord to proceed with construction in accordance with Tenant's Plans or any changes in Tenant's Plans. In the event of the latter modification, Landlord shall, within five (5) business days of receipt of said changes in Tenant's Plans quote to Tenant all changes in Tenant Plan Excess Costs resulting from said plan, modifications. Tenant shall, on or before the 30th day following the original receipt by Tenant of Tenant Plan Excess Costs, give authorization to Landlord to proceed with the construction in accordance with Tenant's Plans as modified. Tenant shall reimburse Landlord, as Additional Rent, for Tenant Plan Excess Costs as follows:
During the construction work, Landlord may, on or about the first day of each month, deliver to Tenant a statement showing that proportion of Tenant Plan Excess Costs allocable to the previous month's work. Tenant shall pay to Landlord as Additional Rent the amount specified in each such statement within thirty (30) days after receipt of such statement. Whenever under the terms of this Lease Landlord is to provide cost figures to Tenant for Tenant's Work, Tenant may obtain quotations for such work provided Tenant does so in a timely manner and does not delay Landlord; in such event, Tenant may direct Landlord to utilize Tenant's selected suppliers or subcontractors provided that the use of such suppliers or subcontractors does not (i) delay Landlord's ability to complete Tenant's Work and (ii) does not have a material affect on the quality of Tenant's Work. In the event Tenant elects to purchase any equipment which is included in Tenant's work, then the following shall apply: (x) Landlord will be entitled to charge Tenant for overhead and profit on the cost of the equipment; the applicable overhead and profit percentage will be 5/5 unless the special provisions of Exhibit D apply; and (y) if the purchase by Tenant delays Landlord's substantial completion of the Premises, the penalty provisions of
Section 1.2 (d) shall apply.

                  1.2(c) - All of the work required to complete the work described in Tenant's Plans, Exhibit D and any Tenant change orders are collectively referred to as "Tenant's Work."

                  1.2(d) - Time is of the essence in connection with the completion, approval and delivery to Landlord of the drawings and information referred to in Section 1.2(a) and Tenant's Plans, and the authorization to Landlord to proceed with construction of Tenant's Work; Landlord is to commence Tenant's Work upon receipt of all requisite building permits; Tenant agrees to deliver such building permits no later than seven (7) weeks after May 21 (i.e., July 9, 1999); if Tenant provides building permits on a staggered basis, Landlord agrees to act reasonably and will attempt to commence Tenant's Work as soon as practical. Should Tenant fail to cooperate in the completion and delivery of the drawings and information referred to in Section 1.2 (a) or the Tenant's Plans, or should Tenant require additional changes to drawings and plans after such items have been approved by Landlord or should Tenant fail to authorize Landlord to proceed, as scheduled, Tenant shall pay to Landlord, as additional rent and for the purpose of reimbursing Landlord for additional expenses which will be incurred by Landlord because of the inability to proceed with the work as scheduled, one day's rent for the Premises for each day that delivery of the drawings and information referred to in the first sentence of this Section or the Tenant's Plans is delayed beyond the Engineering Plan Date or the Tenant Plan Delivery Date, as the case may be, or that authorization to proceed is delayed beyond the date above provided therefor. Such additional rent shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's invoice therefor. However, such penalties will be reduced to the extent Tenant can prove that the delays by Tenant did not have a negative impact on Landlord's ability to complete both the Base Building and Tenant's Work in accordance with the requirements of this Lease. In addition, Tenant shall be liable to Landlord if delays caused by Tenant adversely affect Landlord's ability to complete work for other tenants in the Building. Landlord agrees to advise Tenant promptly when Landlord believes that an act or failure to act by Tenant will result in Tenant liability under this Section 1.2(d).

                  1.2(e) - Subject to the above, Landlord agrees to complete the Tenant's Work in accordance with Exhibit E and Landlord's Work in accordance with Exhibit C.

         1.3      LANDLORD'S AND TENANT'S WORK.

                  1.3(a) - Landlord is responsible to complete, within the time requirements as herein set forth, (i) the Base Building in accordance with Exhibit C ("Landlord's Work") and (ii) all of Tenant's Work.

                  1.3(b) - Landlord agrees to use due diligence substantially to complete both Landlord's Work and Tenant's Work in accordance with the time frames set forth below. Landlord shall not be required to install any improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Landlord and Landlord's architect (which approval shall not be unreasonably withheld) or which do not meet all applicable codes and requirements. In case of delays due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control, the Rent Commencement Dates, as applicable, shall be extended for the period of such delays. The Premises shall be deemed substantially completed on the latest of (a) the date estimated for substantial completion in a notice delivered to Tenant at least thirty (30) days before such date, or (b) the date on which Landlord certifies in writing to

Tenant that Landlord's Work and Tenant's Work, together with the common facilities for access and service to the Premises, is Substantially Completed (as defined below) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e., so-called "punch-list" items). Landlord shall complete, as soon as conditions practically permit, all punch-list items. Landlord shall permit Tenant access for installing furnishings in portions of the Premises when it can be done without material interference with remaining work. Substantial Completion shall occur when (i) the Premises have received its certificate of occupancy as it relates to Base Building construction and (ii) Tenant's Work is substantially completed in accordance with the provisions of this Lease (including the Exhibits), except for minor punchlist items so that Tenant can obtain a Nonresidential Use Permit (NONRUP) for the applicable part of the Premises; however, the Premises will be deemed Substantially Complete to the extent there are unfinished items of Landlord's Work that would prevent the obtaining of a NONRUP but such items cannot be completed because their completion is interdependent with the installation of Tenant's furniture systems, fixtures and equipment.

                  1.3(c) - Except in the event of (i) Landlord's breach or (ii) in case of delays caused by governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Tenant's control, Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

         1.4 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in the Reference Sheet or any person hereafter designated in substitution or addition by notice to the party relying. The work required of Landlord pursuant to this Article I shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted or do not conform to the drawings and specifications referred to in Section 1.2 and as to which, in either case, Tenant shall have given notice to Landlord within thirty (30) days after Rent Commencement Date; this notice requirement shall not apply to undisclosed latent defects.

         1.5 TENANT ALLOWANCE. The Tenant Allowance shall be calculated and applied as follows:

                  1.5(a) - The allowance for the Switch Area (constituting one-half of the First Floor) shall be $30.00 per square foot of net rentable area.

                  1.5(b) - The allowance for the Office Space (as defined hereinafter) in the Demised Premises shall be $25:00 per square foot of net rentable area.

                  1.5(c) - To the extent Tenant designates part of one or more floors (up to a maximum allocation of 1,800 square feet per full floor) for use as Storage Space (as defined hereinafter), there is no Tenant Allowance for such Storage Space. At this time, Tenant does not intend to designate any Storage Space; such space will be built out as office Space.

                  1.5(d) - The Tenant Allowances described in (a), (b) and (c) above may be utilized for design, permits, architect and engineering fees, and completion of Tenant's Work including equipment and infrastructure serving the Switch Area.

                  1.5(e) - Up to $5.00 per rental square foot of the Tenant Allowance may be utilized by Tenant for any of its costs associated with locating to the Building including but not limited to cabling costs, costs for furniture or other equipment to be installed in the premises, cost of building signage, printing costs, or moving costs; or Tenant may, at its option, use any of such portion of the allowance to offset rent due under the Lease.

                  1.5(f) - Provided all of the Tenant's Allowance described in
(a), (b) and (c) above is used for completing Tenant's Work (hard and soft costs), Landlord, upon Tenant's request, shall fund up to an additional $5.00 per rentable square foot to offset additional costs of Tenant related to its relocating to the Building whether such costs are hard or soft construction costs, equipment or other costs. Said additional funding shall be amortized over the Term commencing on January 1, 2000 (ending December 31, 2006) at an interest rate of 10%, shall be fully secured by Letter of Credit, and shall be paid by Tenant monthly as additional rent. There shall be no escalations on the amortization payments. If Tenant exercises its rights under this Section 1.5, Landlord and Tenant agree to amend and restate this Lease to reflect this economic change.

         1.6 REAL ESTATE TAXES ON LEASEHOLD IMPROVEMENTS. If, under Virginia or Fairfax County law or regulations, the Tax Assessor is required to include leasehold (real property) improvements in determining the assessed value of the Building, then to the extent that Tenant makes extraordinary leasehold improvements (excluding Tenant's original installation and Tenant's subsequent alterations, additions, substitutions and improvements consistent with its original Tenant work) which are significantly in excess of the original scope of Tenant's Work, whether done prior to or after the commencement of the Term of this Lease, Tenant shall pay the real estate taxes attributable to :the value of such extraordinary leasehold improvements throughout the Term of this Lease within thirty (30) days after being billed therefor by Landlord.

         1.7      RELIANCE.

                  1.7(a) - Throughout the Term of the Lease, including, but not limited to any period of construction or renovation at the Premises, the Landlord may rely on any statements and certificates delivered to it by the Tenant's Construction Representative (which Tenant reserves the right to change by notice in writing) and the Landlord shall be relieved of all liability with respect to its action or failure to act in accordance with such statements and certificates, except only for its gross negligence and willful misconduct. In addition, throughout the Term the Landlord shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Lease, and the Landlord shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.

                  1.7(b) - Throughout the Term of the Lease, including, but not limited to any period of construction or renovation at the Premises, the Tenant may rely on any statements and certificates delivered to it by the Landlord's Construction Representative (which Landlord reserves the right to change by notice in writing) and the Tenant shall be relieved of all liability with respect to its action or failure to act in accordance with such statements and certificates, except only for its gross negligence and willful misconduct. In addition, throughout the Term the Tenant shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Lease, and the Tenant shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.

         1.8      OPTION TO EXPAND.

                  Tenant shall have the option (the "Option") to lease any or all of the remaining space located in the Building (the "Expansion Space") on the following terms and conditions; this Option shall not apply to the entire second floor which is being leased to GSA:

                  1.8(a) - Commencing as of the date hereof and continuing through the initial leasing of the remaining premises in the Building ("Initial Lease Up Period"), Tenant may (i) in the event there is a bona fide third party offer, elect to exercise the option within five (5) business days of Tenant's receipt of Landlord's notification of a bona fide third party offer for all or any portion of the Expansion Space and the terms of such offer by giving Landlord written notice of Tenant's election to lease all or any portion of the Expansion Space upon the same terms and conditions of the bona fide third party offer; and (ii) in a situation other than as described in (i) above, and provided that such space is not then subject to an executed lease or a fully executed letter of intent that results in a lease, notify Landlord of its intent to exercise its Option and lease all or any portion of the Expansion Space at prevailing market rates as determined in accordance with the procedure set forth in Section 2.4(b). Tenant's ability to exercise its option during the Initial Lease Up Period shall be conditioned on the following:

                           (1) no Event of Default shall have occurred and be
continuing hereunder at the time Tenant exercises its option and/or at the time Landlord delivers the Expansion Space to Tenant;

                           (2) Tenant shall continue to occupy (except for
transfers under Article XI) no less than 75% of the Leased Premises at the time Tenant exercises its option subsequent to the Rent Commencement Dates;

                           (3) The option shall be for no less than one-half of
any remaining floor in the Building unless such lesser area remains on a floor that has otherwise been leased or Landlord otherwise is marketing the space for less than a one-half floor increment.

                  18(b) - Subsequent to the Initial Lease Up Period, Landlord shall, when it becomes so aware, promptly notify Tenant of the availability of any space within the Building that is or is to become available for lease, and Tenant shall have ten (10) business days after receipt of its notice from Landlord to notify Landlord of its desire to lease said space at then prevailing market rate as determined in accordance with Section 2.4 (b) (including then market lease concessions, allowances and brokerage commissions). Thereafter, and at any time prior to Landlord entering a lease or an executed letter of intent on any space that results in a lease, Tenant may notify Landlord of its intent to exercise its option and lease said space at then prevailing market rates (including any tenant improvement allowance and other concessions offered to other tenants) as determined in accordance with Section 2.4(b), provided that the lease term for such additional space shall be for no less than five (5) years. Notwithstanding anything herein to the contrary, unless Landlord enters into a lease with one tenant to lease the entire second (2nd) floor and the entire balance of the third (3rd) floor, Landlord shall only lease the balance of the third (3rd) floor for a five (5) year lease term, and Tenant shall have an option to lease such third (3rd) floor space that will be superior to any renewal right the tenant of such third (3rd) floor space might have. The exercise of any rights under this Section 1.8(b) shall be conditioned upon compliance with the requirements of Section 1.8(a)(1) and (2).

                  1.8(c) - It is a condition precedent to the exercise of Tenant's rights under this Section 1.8 that at the time of such exercise, there exists no material adverse change in Tenant's and/or Guarantor's financial condition from that set forth in the Net2000 financial statements for the two months ending February 28, 1999; Landlord shall make such determination on a commercially reasonable basis.

                  1.8(d) - If Tenant fails to satisfy any of the foregoing conditions, Landlord may, at its election, by written notice either waive such condition or declare Tenant's exercise of its Option to be null and void and of no further force or effect. Tenant shall accept the Expansion Space "as is" and "as built", except that Landlord shall have the obligation to correct any latent defects to base building and base building systems, and all leasehold improvements made by Tenant to the Expansion Space shall be installed in accordance with the provisions of Article IX of the Lease and at Tenant's sole cost and expense. Tenant shall not be obligated to commence paying Rent with respect to the Expansion Space until the date that is the earlier of (i) thirty
(30) days after the Expansion Space has been delivered to Tenant vacant, broom clean with all prior


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


tenant's personal property removed, free and clear of all leases and tenancies, ready for Tenant's leasehold improvement work, or (ii) the date that construction of leasehold improvements to the Expansion Space has been substantially completed, subject to punchlist items. Landlord agrees promptly to notify Tenant when Landlord is notified that Expansion Space will become available.

                  1.8(e) - Tenant shall execute and deliver to Landlord within fifteen (15) business days after receipt thereof from Landlord an amendment to the Lease prepared by Landlord, in reasonable form, which, effective as of the date that Rent commences for Expansion (i) adds the Expansion Space to the Leased Premises, (ii) increases the rentable area of the Leased Premises by the rentable area of the Expansion Space and increases Tenant's Proportionate Share accordingly, and (iii) makes such other modifications of affected portions of this Lease consistent with the foregoing.

                                ARTICLE II - TERM

         2.1 TERM. This term of this Lease shall commence on the applicable dates described in Exhibit F (the "Rent Commencement Date" or "Rent Commencement Dates"). The term shall expire on December 31, 2006 for the entire Leased Premises other than one-half of the first floor Premises adjacent to the generator area (the "Switch Space") and the term of this Lease for the Switch Space shall expire on that date which is the last day of the year prior to the tenth (10th) anniversary of the Rent Commencement Date for the Switch Space (collectively, the "Term"), unless sooner terminated pursuant to any provision hereof. Landlord and Tenant shall execute Certificates confirming the Rent Commencement Dates in the form attached hereto as Exhibit G.

         2.2 DELAY IN OCCUPANCY. Except as otherwise provided herein, if for any reason Landlord cannot deliver possession of the Leased Premises to Tenant in accordance with the provisions of this Lease (including Exhibits), Landlord shall not be subject to any liability (except for rent credits pursuant to Exhibit E), nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except the Rent Commencement Dates, as applicable, shall be delayed until possession of the Leased Premises is delivered to Tenant and the Term shall be extended for a period equal to the delay in the delivery of the Leased Premises, plus the number of days necessary to end the Term on the last day of a month. In the event of any delay hereunder, Landlord and Tenant shall execute and deliver an amendment hereto setting forth the revised Rent Commencement Dates (and expiration date for the Switch Space).

         2.3 EARLY OCCUPANCY. Tenant shall have the right to occupy the Leased Premises at least two (2) weeks prior to Substantial Completion, and any such occupancy shall be upon all of the terms and conditions contained herein (except for the obligation to pay Rent) but shall not advance the expiration dates for the Leased Premises as set forth herein. Further, such occupancy shall be for the sole purpose of installing and testing telecommunications equipment, computer systems and networks and other equipment; provided that such access by Tenant shall not materially interfere with Landlord's Work, the cost to complete its work, or adversely affect its schedule. Tenant agrees to coordinate the installation of such equipment with Landlord.

         2.4      OPTION TO RENEW TERM.

                  2.4(a) Provided no Event of Default shall have occurred hereunder and is continuing, either on the date Tenant gives Landlord the renewal notice required herein or at the end of the initial Term of this Lease, Landlord hereby grants to Tenant two (2) consecutive options to renew this Lease for five (5) years each. Such option to renew must be exercised by giving written notice to Landlord at least nine (9) months but no more than twelve (12) months prior to the termination of either the initial Term of this Lease or any renewal term thereof. Subject to the terms set forth herein, once a notice to exercise is given it is irrevocable by Tenant. If Tenant elects to exercise such renewal option, then such renewal term shall be on the same terms and conditions as contained in this Lease, except that Base Rental shall be at 95% of the then prevailing market rental rates ("Market Rent") applicable to tenants of comparable financial status, for properties of comparable age, use and Dulles Toll Road frontage, signage, location and transactions of comparable size, duration and location and factoring in all then market lease concessions, allowances, and brokerage commissions. If Landlord and Tenant cannot agree on renewal terms, Tenant can, upon written notice to Landlord, within five (5) business days after receipt of Landlord's written statement of the proposed Market Rent, (i) withdraw its option to renew or (ii) elect to utilize the three-broker method outlined in Section 2.4(b). Upon being apprised in writing of the renewal terms resulting from the three broker method, Tenant must exercise its renewal option within five (5) business days; provided however, if
(x) at the time such determination of renewal terms is provided to Tenant at least nine (9) months remain on the then applicable term of this Lease, and (y) Tenant agrees to reimburse Landlord for all costs related to the three-broker method, then Tenant may, within five (5) business days, withdraw its option to renew. Except for the Switch Space, Tenant's renewal rights may be for less than the entire Leased Premises, provided that Tenant renews the Lease for the equivalent of at least two (2) full floors of the Building. In the event Tenant exercises its option to renew, all other terms of this Lease shall remain the same. As used throughout this Lease, any reference to the "lease term", "term", or "term of this Lease" shall also include any and all renewal terms.

                  2.4(b) If Tenant elects to use the three-broker method, then the Market Rent will be determined by a board of three (3) licensed real estate brokers. Landlord and Tenant shall each appoint one (1) broker within ten (10) days after either party elects the three broker method. The two so appointed shall select a third within fifteen (15) days after they both have been appointed. Each broker on said board shall be licensed in the Commonwealth of Virginia as a real estate broker, specializing in the field of commercial leasing in Fairfax County having no less than ten (10) years experience in such field, and recognized as ethical and reputable within his or her field. Each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of Market Rent. Market Rent shall be the mean of the two closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it and they shall share the payment of the fee of the third broker.

                  2.4(c) It is a condition precedent to the exercise of Tenant's rights under this Section 2.4 that at the time of such exercise, there exists no material adverse change in Tenant's and/or Guarantor's financial condition from that set forth in the Net2000 financial statements for the two months ending February 28, 1999; Landlord shall make such determination on a commercially reasonable basis.

                               ARTICLE III - RENT

         3.1      BASE RENT

                  3.1(a) - Tenant shall pay rent to Landlord starting with each respective Rent Commencement Date of the Lease as set forth on Exhibit F for the use and occupancy of the Leased Premises (exclusive of the Switch Space) at an annual rate of Two Million Five Hundred Thirty Five Thousand Six Hundred Eighty-two Dollars ($2,535,682) ("Office Base Rent"), payable in equal monthly installments of Two Hundred Eleven Thousand Three Hundred Seven Dollars ($211,307) each, in advance, on the first day of each month during the first five (5) years of the Term hereof. Commencing as of the first day of the first month of the sixth (6th) anniversary of the Lease and continuing on the first day of each month thereafter, the Office Base Rent shall increase to an annual rent of Two Million Nine Hundred Seventy-six Thousand Six Hundred Seventy-one Dollars ($2,976,671) and shall be payable in monthly installments of Two Hundred Forty-eight Thousand Fifty-six Dollars ($248,056) each, in advance. Base rent for the Switch Space ("Switch Space Base Rent"; the Office Base Rent and the Switch Space Base Rent are hereinafter collectively referred to as the "Base Rent") shall be payable at an annual rate of Three Hundred Seventy-five Thousand Eighty-two ($375,082), payable in equal monthly installments of Thirty-one Thousand Two Hundred Fifty-seven ($31,257) each, in advance, on the first day of each month during the first five (5) years of the Term hereof. Commencing as of the first day of the first month of the sixth (6th) anniversary of the Lease and continuing on the first day of each month thereafter, the Switch Space Base Rent shall increase to an annual rate of Four Hundred Forty-five Thousand, Six Hundred Ten ($445,610) and shall be payable in monthly installments of Thirty-seven Thousand One Hundred Thirty-four Dollars ($37,134) each, in advance. The Base Rent is computed based upon 126,276 rentable square feet of office space as shown on Exhibit B. Base Rent and all other sums, whether designated additional rent or otherwise, payable to Landlord under this Lease shall be payable in U.S. Dollars at the office of Koll Metropolitan LLC, 1751 Pinnacle Drive, Suite 500, McLean, Virginia 22102, or at such other place or places as Landlord may in writing direct. All rent payable under this Lease shall be paid by Tenant without notice or demand, both of which are expressly waived by Tenant. Base Rent due under this Lease shall be paid by Tenant without demand, offset or deduction.

                  3.1(b) - The Base Rent is calculated on the following basis:

         Switch Space:

         Lease Years 1-5: $23.40 per rentable square foot, net of electric Lease Years 6-10: $27.80 per rentable square foot, net of electric


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


         ALL OTHER OFFICE SPACE:

         Lease Years 1-5: $23.00 per rentable square foot, net of electric Lease Years 6-10: $27.00 per rentable square foot, net of electric

                           The above rents are applied to the square footages
described in Section 1.1.

                           The Base Rent will be increased as necessary to
reflect Tenant's use of increased Tenant Allowances as described in Section 1.5(f).

                           The Base Rent will be decreased to the extent Tenant
elects to utilize Storage Space. The Base Rent payable with respect to Storage Space shall be calculated at Twelve Dollars ($12.00) per square foot.

         3.2 ADDITIONAL RENT. Tenant shall pay to Landlord additional rent as provided in this Article III. All charges due and payable by Tenant other than Base Rent are herein called "Additional Rent". The term "Rent" shall mean Base Rent and Additional Rent.

         3.3 LATE CHARGES. Tenant's failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The amount of such costs are difficult to ascertain, and therefore on any. Rent payment not made within fifteen (15) days after it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

         3.4 PROPORTIONATE SHARE. Tenant's "Proportionate Share" as used in this Lease shall be obtained by multiplying the expense in question by a fraction, the numerator of which shall be the rentable square footage area of the Leased Premises, and the denominator of which shall be the rentable square footage area of the Building which for purposes of this Lease shall be stipulated to be 182,527. For purposes of this Lease, subject to the expansion option, Tenant's Proportionate Share is 69%.

                  If the average occupancy rate for the Building during any calendar year is less than one hundred percent (100%), or if any tenant is separately paying for electricity or janitorial services furnished to its premises, then Common Expenses for such calendar year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%) with all warranties no longer applicable and if Landlord paid for electricity and janitorial services furnished to such premises.

        3.5       REAL PROPERTY TAXES.

                  3.5(a) - As Additional Rent, commencing January 1, 2001, Tenant shall pay monthly one-twelfth (1/12th) of its Proportionate Share (calculated as provided in (b) below) of annual Real Property Taxes for any calendar year, with the monthly Proportionate Share payments being paid in such amount as Landlord may reasonably estimate. If Tenant has overpaid or underpaid the actual amount due, the excess shall be credited against or added to Tenant's next Rent due. A true copy of the tax bill rendered by Fairfax County and submitted by Landlord to Tenant shall be conclusive evidence of the amount of Real Property Taxes, as well as the items taxed.

                  3.5(b) - Tenant shall pay, as Additional Rental, Tenant's Proportionate Share of the amount by which Real Property Taxes (as defined in Section 3.5(c)) payable during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Real Property Taxes Base Amount") equal to the Real Property Taxes, paid or payable (after final action with respect to any appeals thereof) with respect to the year 2000 grossed up, if necessary, to reflect a fully assessed building. Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Property Taxes that are expected to be paid during each calendar year would exceed the Real Property Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimates of such excess and Tenant's Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12th) of such share.

                  3.5(c) - Tenant shall have the right, if Tenant disputes the amount or validity of any Real Property Taxes, to contest and defend the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid the same; provided, however, that Landlord elected not to contest such Real Property Taxes within a reasonable period of time subsequent to Tenant's written request to Landlord in regards thereto and Tenant prosecutes such contest to a final conclusion as speedily as is reasonably possible. Tenant shall be entitled to keep any rebate made on account of any Real Property Taxes imposed on the Building or land upon which the Building is located equal to Tenant's Proportionate Share thereof. Landlord agrees to render Tenant all reasonable assistance, at no expense to Landlord, in contesting the validity or amount of any Real Property Taxes on the Building or land on which the Building is located for which Tenant is obligated to pay its Proportionate Share, including joining in the execution of any reasonable documents, or the signing of any reasonable protests or pleadings, which Tenant may file.

                  3.5(d) - "Real Property Taxes" shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, government charge or tax imposed by any taxing authority against the Building or land upon which the Building is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Building or against Landlord's business of leasing the Building; (iii) any tax, or charge, or assessment, or any assessment for repayment of bonds for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building for any governmental agency; (iv) any charge or fee replacing any tax previously included within the definition of real property tax; and (v) any costs incurred by Landlord in contesting such Real Property Taxes, whether successful or not. Real Property Taxes does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes. Tenant shall pay when due all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.

         3.6 INSURANCE. Landlord shall maintain commercial general liability insurance, "all-risk of loss" property insurance, rent loss insurance, Workers' Compensation insurance on the Building in such amounts and under such coverages as is comparable to other first class mid-rise office buildings in the Reston/Herndon area. As Additional Rent, Tenant shall pay monthly one-twelfth (1/12th) of its Proportionate Share of all premiums paid for such insurance for any calendar year, with the monthly Proportionate Share payments being paid in such amount as Landlord may reasonably estimate. If the amount paid by Tenant toward insurance premiums exceeds or is less than the actual amount due, the excess shall be credited against or the amount underpaid shall be added to Tenant's next succeeding payment due under this Section. Copies of insurance invoices from Landlord's insurers and submitted by Landlord to Tenant shall be conclusive evidence of the amount of the premiums as well as the items insured.

         3.7      COMMON EXPENSES.

                  3.7(a) - As Additional Rent, commencing January 1, 2001, Tenant shall pay monthly one-twelfth (1/12th) of its Proportionate Share (calculated as provided in (b) below) of Common Expenses (as hereinafter defined) for any calendar year in such amount as Landlord may reasonably estimate. After each calendar year, Landlord shall deliver to Tenant a statement setting forth, in reasonable detail, the actual Common Expenses paid or incurred by Landlord during the preceding calendar year and Tenant's Proportionate Share thereof. If the amount paid by Tenant for Common Expenses exceeds or is less than Tenant's Proportionate Share as shown by the statement, the excess shall be credited against or the amount unpaid shall be added to Tenant's next payment due under this Section.

                  3.7(b) - Tenant shall pay, as Additional Rental, Tenant's Proportionate Share of the amount by which Common Expenses (as defined in Section 3.7(c)) during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Common Expenses Base Amount") equal to the Common Expenses incurred during 2000. Tenant shall make estimated monthly payments to Landlord on account of the amount by which Common Expenses that are expected to be incurred during each calendar year would exceed the Common Expenses Base Amount. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimates of such excess and Tenant's Proportionate Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12th) of such share.

                  3.7(c) - In this Lease, "Common Expenses" shall mean all costs incurred by Landlord in repairing, maintaining and operating the Building and the Common Areas (as hereinafter defined) (other than (i) expenses recoverable under Sections 3.5 or 3.6 above and (ii) expenses incurred by Landlord in satisfying its obligations under Section 8.1 below); all such costs shall be incurred by Landlord at the then fair market value of such costs. Common Expenses shall include, but are not limited to, the following: gardening and landscaping;

electrical, gas, water and sewer service and maintenance and repair of the facilities providing the same, to the extent not separately metered to tenants of the Building; maintenance and repair of signs; premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; charges and assessments by the owners' association, if any, for the Property; all personal property taxes and assessments levied on or attributable to the Common Areas and all improvements thereon; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas, the Building or the Property; straight-line depreciation on personal property owned by Landlord and consumed or used in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas or the Building; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; capital improvements that are performed to (1) reduce operating expenses (as opposed to replacements necessitated by wear and tear) but only in an amount equal to the annual savings in operating expenses actually realized, or (2) comply with governmental regulations enacted and enforceable after the date hereof; and a reasonable management fee not to exceed 3.5% of gross rents.

                  3.7(d) - Notwithstanding anything herein to the contrary, "Common Expenses" shall not include the following: (1) payment of principal or interest due under any mortgage or deed of trust; (2) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting principals (other than those described herein); (3) the cost of roof replacement or capital improvements costs (other than those described herein), whether principal or interest; (4) compensation paid to officers of Landlord or officers of the management agent or any one else above the level of asset manager; (5) the cost of tools, equipment and material used in, and all other costs associated with, the initial construction of the Building and the Project; (6) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees; (7) costs for which Landlord may be reimbursed by any insurance required to be carried hereunder or actually carried by Landlord; (8) costs for any structural maintenance, replacement or redesign (except for routine caulking or other routine maintenance type items); (9) leasing commissions, legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants (other than with Tenant's sublessees or assignees) for the Building or Complex; (10) costs or expenses associated with the enforcement of any leases (other than with Tenant's sublessees or assignees) by Landlord; (11) costs or fees relating to the defense of Landlord's title or interest in the real estate containing the Building, or any part thereof; (12) costs incurred by Landlord in connection with the initial construction of the Building and related facilities; (13) expenses for the correction of defects in Landlord's initial construction of the Building; (14) any costs or expenses relating to Landlord's obligations under any workletter to construct tenant improvements; (15) allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in completing, fixturing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants or prospective occupants of the Building, or vacant leasable space in the Building, or constructing or finishing demising walls and public corridors with respect to any such space whether such work or alteration is performed for the initial occupancy by such tenant or occupant or thereafter; (16) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations; (17) Landlord's costs of any services sold or provided to tenants for which Landlord is entitled to be reimbursed by such tenants under the lease with such tenants;
(18) expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant; (19) costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; (20) any expense for Landlord's advertising and promotional program for the Building or the Complex; (21) renovation of the Building made necessary by the exercise of eminent domain; (22) any cost incurred to Landlord or an affiliate of Landlord for the provision of any goods or services, to the extent such cost exceeds the cost then prevailing in transactions between unrelated parties; (23) ground rent; (24) legal fees (except for contesting tax assessments and legal matters associated with governmental authorities relating directly to the real property after certificate of occupancy and/or for personnel matters relating to employees of the Building), or other professional or consulting fees (except such other professional or consulting fees that are directly related to the maintenance, operation or management of the Building); (25) any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord or in the parking garage of the Building; (26) increased insurance premiums caused by Landlord's or any tenant's hazardous acts; (27) moving expense costs of tenants of the Building; (28) costs arising from the presence of hazardous materials or substances in or about or below the Building or the Land including without limitation, hazardous substances in the groundwater or soil unless caused by Tenant, it's agents or vendors; (29) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialmen's, vendor's or contractor's warranty; (30) wages, salaries or other compensation or benefits for off-site employees applicable to the time spent working at other buildings, other than the Building manager (provided that with respect to each employee that services the Building and other buildings, a pro rate portion of such employee's salary shall be included in Common Expenses, as applicable); (31) costs of acquisition of sculpture, paintings, or other objects of art; (32) the rent or expenses in lieu of rent for any on-site leasing office of Landlord in the Building, or of any other space (except the management office, storage and shop serving the Building) in the Building set aside for storage or other facilities for the benefit of Landlord; (33) any other expenses for which Landlord actually received direct reimbursement from insurance, condemnation awards, warranties, other tenants or any other source; (34) reserves for repairs, maintenance, and replacements; (35) Landlord's general overhead expenses; (36) accounting fees other than those attributable to reviewing and preparing operating statements for the Building; (37) costs incurred to achieve compliance with any governmental laws, ordinances, rules, regulations or orders except for those enacted and enforceable after Lease Execution, and (38) any costs due to correction of any " Year 2000" problems associated with any system servicing the Building.

         3.8 VERIFICATION OF OPERATING STATEMENT. Upon request by Tenant, and at Tenant's cost and expense, Landlord shall furnish Tenant such information as may be necessary for Tenant to verify Common Expenses and shall cooperate with Tenant in verifying the operating statement. No decreases in Common Expenses shall reduce Tenant's rent below the Annual Base Rent set forth in
Section 3.1 of this Lease.

                  If Tenant does not agree with Landlord's operating statement, then Tenant shall have the right, if written notice of the nature and extent of such disagreement is given to Landlord not later than thirty (30) days following receipt of such statement by Tenant, and the parties are unable to resolve such disagreement by negotiation, to cause an audit to be made, not later than ninety
(90) days following receipt of Landlord's statement of Landlord's records concerning Common Expenses and Real Property Taxes by an independent certified public accountant designated by Landlord from a list of not less than three (3) such accountants selected by Tenant, at the expense of Tenant unless such audit discloses an error in excess of five percent (5%) in the computation of Common Expenses and Real Property Taxes, in which event such audit shall be at the expense of Landlord. In no event shall the independent certified public accountant making the audit be compensated on a contingent-fee basis. The results of such audit, shall be binding upon Landlord and Tenant. If no such notice is received by Landlord within thirty (30) days following receipt of Landlord's operating statement of Common Expenses and Real Property Taxes, then such statement shall be conclusively deemed to have been approved and accepted by Tenant, except for willful concealment or fraud. Pending resolution of any dispute with respect to statements of Common Expenses and Real Property Taxes, Tenant shall pay the sums shown as due on such operating statement, and if it shall be finally determined that any portion of such sums was not properly due, Landlord shall promptly refund the appropriate sum to Tenant.

         3.9 INTEREST ON PAST DUE AMOUNTS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount, in addition to any late charges due under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

                            ARTICLE IV - COMMON AREAS

         4.1 COMMON AREAS. In this Lease, "Common Areas" shall mean all areas on the Property which are available for the common use of tenants of the Property and which are not part of the Leased Premises or the premises of other tenants. Upon prior written notice to Tenant, Landlord may from time to time change the size, location, nature and use of any of the Common Areas. Tenant acknowledges that such activities may result in occasional inconvenience and such activities and changes shall be expressly permitted if they do not materially and adversely affect Tenant's use of or access within and to the Property or the Premises.

         4.2 USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the, Common Areas with Tenant's expressed or implied permission to abide by Landlord's rules and regulations. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas. Notwithstanding this Section 4.2, Tenant (a) has certain roof rights under Section 5.4, (b) has


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


rights to locate a generator outside the building as shown on Exhibit M and (c) has rights to locate mechanical equipment on the roof as shown on Exhibit N; in connection with Tenant's rights under this sentence, Tenant shall be entitled to run conduit or other connections between the Premises and the locations identified herein, subject to Landlord's reasonable approval.

         4.3 VEHICLE PARKING. During the initial Term of this Lease, Tenant shall be entitled to the non-exclusive use of up to 4.0 parking spaces per 1,000 square feet of rentable Office Space and Switch Space area leased in the Building without paying any additional rent. Inclusive in the ratio noted above, the Landlord shall provide Tenant with twenty (20) reserved parking spaces in a location to be mutually agreed upon by Landlord and Tenant, which shall be marked by stencil and designated for Tenant's exclusive use. No more than ten
(10) additional spaces in the parking areas are to be reserved for the exclusive use of other tenants in the Building; provided that, in the event additional reserved spaces are allocated to other tenants in the Building, Tenant's number of reserved parking spaces will be increased proportionately. Unless otherwise agreed to in writing between Landlord and Tenant, all vehicle parking spaces on the surface parking area are to be located immediately behind the Building. Parking is to be limited to vehicles no larger than standard size automobiles or pickup trucks or sport utility vehicles (each standard size as may be defined by Fairfax County Code). Temporary parking of large delivery vehicles within an area reasonably designated by Landlord on the Property shall be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Landlord shall have no obligation to monitor or police said reserved spaces and shall not be liable to Tenant for unauthorized use by a third party; provided that, if Tenant does not realize its share of spaces provided by Landlord under the Lease due to overparking by other tenants or visitors of such other tenants, Tenant may request Landlord, at Landlord's cost, to allocate and mark all spaces and have property management enforce by towing if other tenants do not observe said markings. Adequate visitor parking shall be available for Building visitors and invitees in the front parking lot of the Building; a proportionate share of visitor parking (not to exceed 20 spaces) will be deducted from Tenant's allocated parking.

         4.4 COMMON AREA MAINTENANCE. Landlord shall maintain the Common Areas in first class order, condition and repair, consistent with that of comparable first class mid-rise office buildings in the Reston/Herndon area. Landlord's cost of such maintenance, repair and replacement shall be included as a Common Expense which is subject to proportionate reimbursement as provided in Section
3.7 above.

                                 ARTICLE V - USE

         5.l      USE.

                  5.1(a) - Tenant shall use the Leased Premises as follows: (i) one-half of first floor for the installation, operation and maintenance of telecommunications equipment (Switch Space and NOC); provided that such space may be converted to office space at any time; (ii) up to a cumulative maximum on each of floors 1, 3, 4 and 5, 1,800 square feet for storage ("Storage Space") as more particularly described in Section 5.3 and (iii) the balance of the Premises for any


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


general office purposes (except for retail, industrial and/or manufacturing) ("Office Space"), each of which is to be consistent with the class, zoning and character of the Building, and for no other purpose without the prior written consent of Landlord. The Switch Space shall be located next to the generator area on the first (1st) floor and will be used exclusively for constructing and maintaining a telecommunications switch, including without limitation equipment, racking shelves, and backup battery systems. Tenant will not use or occupy the Leased Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state in which the Leased Premises are located, and all other governmental units or agencies having jurisdiction over the property and the Leased Premises. Tenant agrees to operate its business in the Leased Premises during the entire Term and to conduct its business in a reputable manner. Tenant shall not cause, maintain or permit any outside storage on or about the Leased Premises, shall not commit or suffer any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. Unless Tenant pays the excess insurance cost, no use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof. Tenant shall not sell, or permit to be kept, used, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance or reasonable fire and public liability insurance covering the Leased Premises, Building and appurtenances. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry unless such floor has been reinforced as approved by Landlord and as provided in this Lease. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures.

                  5.1(b) - Subject to Landlord's approval, Tenant reserves the right to install or enter into a sublease for a delicatessen or food service in a portion of the first floor of the Leased Premises provided that such delicatessen or food service would be open to the public and would be subject to Landlord's approval of all aspects of such delicatessen or food service, including but not limited to, its location on the first floor, the type of food to be served, and plans and specifications. In the event Tenant elects to install and maintain a delicatessen or food service on the first floor of the Leased Premises, such delicatessen or food service shall be installed, operated and maintain in strict compliance with all applicable laws. Landlord will consent to a sublease arrangement regarding this portion of the first floor provided Tenant remains obligated in all respects on this Lease.

         5.2 ADA. Tenant shall at its expense make any improvements or alterations to the Leased Premises and Landlord shall at its expense make any improvements or alterations to the Common Areas required to conform with the Americans With Disabilities Act of 1990 ("ADA") and any other laws, ordinances, orders or regulations of any governmental body or authority presently required or hereinafter enacted. Tenant represents and warrants that the use and occupancy of the Leased Premises as contemplated by this Lease comply or will comply fully with all such laws, ordinances, and other governmental requirements.

         5.3 STORAGE SPACE. Tenant shall have the right at any time prior to Tenant Plan Delivery Date to convert up to 1,800 rentable square feet on each full floor of the Leased Premises comprised of Office Space to one or more areas of Storage Space. The Storage Space will include an access door and will be ventilated at Landlord's sole cost. The Tenant Allowance described in Section 1.5, will not apply to any Storage Space; provided that Tenant may at its own cost (which may include using the Tenant Allowance provided on the balance of the Premises) to further improve such Storage Space to include air conditioning, ceiling, lights and floor covering. Use of such Storage Space shall not be limited to Storage Space and may be occupied; provided that such converted Office Space is in compliance with all applicable codes for office space in a first class mid-rise office building in the Reston/Herndon area.

         5.4      ROOF RIGHTS.

                  5.4(a) - Subject to applicable governmental approvals and the Rules and Regulations set forth in Exhibit J, copies of which Tenant shall deliver to Landlord prior to the commencement of any installation or work thereon, Tenant shall have the right to use portions of the roof of the Building in proportion to the amount of the Building leased by Tenant, in a location and area thereon as reasonably determined by Landlord, to house antennae, satellite dishes or other equipment benefiting the Tenant's use thereof. Such roof rights and access shall be rent-free but costs of installation, screening, removal and coordination shall be at Tenant's sole cost and expense but upon prior written notification to Landlord. In the event Tenant's rooftop installation relies upon line-of-sight technology, Landlord shall not permit the post completion roof installation of structures that at the time of installation will interfere with the signals to and from the equipment. Landlord shall not allow the post completion roof installation of equipment that will interfere with the then existing radio frequency at which such equipment operates. Tenant shall have the right to use or construct conduit or shafts from the roof to the Premises in order to connect Tenant's roof equipment to Tenant's interior equipment and to provide electrical power to the roof equipment. Landlord agrees not to require relocation of Tenant's antennae except at Landlord's cost and provided that no interruption of service occurs during such move; this sentence shall not apply if the relocation or removal is required by applicable governmental authority.

                  5.4(b) - Landlord grants Tenant a non-exclusive license (1) to use the roof for the purpose described, and (2) to make reasonable use of the pathways, shafts, risers, raceways, conduits; available telephone closets, interior telecommunications wiring and cabling, service areas and utility connections and entries into and through the Building owned or under the control of Landlord (the "Pathways") to connect the rooftop antennae to equipment within the Premises, to the premises of other occupants of the Building (with such other occupant's consent), or to the fiber optic backbone in the city street or other existing location, and (3) to install interior equipment in close proximity to the Building's inside wiring and cabling for the purpose of connecting Tenant's equipment to such Main Distribution Frame for purposes of serving occupants of the Building, and (4) to install, operate, maintain, repair, relocate, upgrade and replace the rooftop antennae and associated cable, wiring and equipment. Tenant's communications equipment and the manner of installation thereof shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

                  5.4(c) - Landlord and Tenant agree that when other tenants utilize the roof and when Tenant makes future changes in its use of the roof, Tenant will cooperate in a reasonable manner with Landlord and other tenants in an effort to maximize use of the roof by all tenants. Tenant will not alter its existing roof equipment in a manner which adversely affects a then existing roof use by another tenant; other tenants will be held to the same requirement when they install or later alter their then existing roof equipment.

                          ARTICLE VI - LETTER OF CREDIT

         As an additional inducement to enter into this Lease and as evidence of Tenant's intention to comply with the terms and conditions of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit drawn on Tenant's regular commercial bank and running in favor of the Landlord in the amount of $730,969.11 ("Letter of Credit") and in the form of Exhibit H attached. Provided that (a) Tenant has timely paid the Rent for the first four
(4) years of the Term and (b) Tenant's and/or Guarantor's net worth at that time is greater than as of February 28, 1999, the Letter of Credit shall be reduced to an amount equal to one-month's Base Rent. Landlord shall hold the Letter of Credit as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Upon the occurrence of an Event of Default, Landlord may, without prejudice to any other remedy, draw on the Letter of Credit to the extent necessary to make good any arrearages or nonpayment of Base Rent, Additional Rent or other charges provided for in this Lease, or to satisfy any obligation of Tenant hereunder. Following any such presentment of the Letter of Credit, Tenant shall deliver to Landlord on demand a new Letter of Credit in order to restore the Letter of Credit to its original amount. It shall be an Event of Default if Landlord receives notice from the issuing bank that the Letter of Credit is not being renewed; however, it shall not be an Event of Default if, after such notice, but before the fifteenth (15th) day preceding the expiration date of the letter of credit, Tenant substitutes a letter of credit in substantially similar form from a bank acceptable to Landlord or substitutes a cash deposit.

                  ARTICLE VII - OPERATIONS; UTILITIES; SERVICES

         7.1 OPERATION. Landlord shall operate the Building in accordance with standards customarily followed in the operation of comparable first class mid-rise office buildings in the Reston/Herndon, Virginia area.

         7.2 HOURS OF OPERATION. The Building will be open from 8:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 12:00 p.m. on Saturday. The Building will be closed on Sundays and on the following holidays:
New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after, Christmas Day. Tenant shall have access to the Leased Premises 24 hours per day every day of the week.

         7.3 UTILITIES AND SERVICES. Landlord shall provide Tenant with the following utilities and services during hours of operation:

                  7.3(a) Central heat and air-conditioning, in season, at such temperatures and in such amounts as may be required to reasonably heat or cool the Leased Premises to the specifications set forth in Exhibit C unless limited by legal requirements. Tenant may designate in writing to Landlord other hours of usage in addition to those in section 7.2, and provided such additional usage does not exceed 4,250 hours per year, Tenant shall pay only the direct utility cost of said additional hours. In the event Tenant's designated hours of use prohibits Landlord's ability to have service and maintenance performed during hours where such service would normally be performed, then Tenant shall pay the incremental cost increase of performing such service during non-standard times. The central heating and air-conditioning system will be a VAV system consisting of a central cooling tower and two (2) mechanical units per floor providing 116 tons of cooling capacity per floor. Tenant requires the Switch and NOC portion of the Leased Premises to be provided with central heat and air-conditioning seven (7) days a week on a twenty-four (24) hour basis. Such areas will be serviced by standalone heating and air-conditioning systems which are to be installed and paid for by Tenant as part of-Tenant's Work; utility services will be separately metered for this area, with meter design and configuration to be subject to Landlord's reasonable approval; Tenant shall pay the direct utility costs of operating said systems and no hourly fees shall apply to such areas; in the event Tenant's stand alone system defaults, Tenant may utilize Landlord systems; however, if such back-up use occurs outside normal building system operating periods, such extraordinary use may be credited first against Tenant's 4,250 hour credit but will be subject to Landlord's normal charges after the annual credit has been fully utilized; such charges are described above and in
Section 7.5.

                  7.3(b) Hot and cold water to serve the Leased Premises as required for lavatory and drinking purposes and such other uses as are permitted pursuant to this Lease.

                  7.3(c) Janitorial services as set forth on Exhibit I attached hereto. Such services shall be provided in an amount and nature consistent with similar first class mid-rise office buildings in the Reston/Herndon markets. Tenant shall have the right to provide its own cleaning service for the Switch Space, provided that, such janitorial services shall be consistent with services provided to similar switch spaces within the Reston/Herndon area.

                  7.3(d) Four (4) standard passenger elevators, one of which will be used for freight and deliveries, when the Building is open, and at least one passenger elevator when the Building is closed. All elevators will be geared (350 fpm) and have at least 2,500 lb. capacity. Tenant shall have a right to use the freight elevator 24 hours per day, 7 days per week during Tenant's initial construction period, at no extra cost, subject to Tenant coordinating its use of the freight elevator with building management. The freight elevator will have a 3,500 lb. capacity. The dimensional specifications of the freight elevator cab are as follows:

                          Door width:                        42"
                          Height:                           9'4"

                          Depth:                            5'5"
                          Width:                            6'8"

         The loading area is grade level and will be on the south side of the Building and accessible to the freight elevator. Tenant shall designate its own area for loading on the west side of the building with access to the freight elevators.

         7.4      INTERRUPTION OF SERVICES.

                  7.4(a) - Landlord shall not be in default under this lease and shall not be liable to Tenant for failure to provide services pursuant to this
Article if failure to provide the services is caused by factors outside of Landlord's control or is caused by Tenant's fault. If the cause of such services interruption is within Landlord's control, as both parties shall reasonably agree, then the following shall apply: (i) if such interruption continues for more than five (5) consecutive days and renders any portion of the Leased Premises unusable for the normal conduct of Tenant's business, then all Rent allocable to the affected area shall be abated retroactively to the first (1st) business day of such interruption and such abatement shall continue until full use of such affected portion of the Leased Premises is restored to Tenant; (ii) in the event that the interruption exceeds sixty (60) days, Tenant shall have the right to cancel this Lease as to the portion so interrupted; however, if the interruption causes the non-functioning of the equipment in the Switch Area, then if such interruption exceeds thirty (30) days, Tenant may terminate as to the Switch Area.

                  7.4(c) - Landlord shall promptly notify Tenant in writing of any anticipated interruption of utilities or services due to, among other things, repairs, maintenance or the like. To the extent that Landlord has control over the timing of the interruption, Landlord will coordinate a mutually agreeable time with Tenant. Landlord will use its best efforts to minimize the amount of time of any interruption of services. If an emergency event or circumstance occurs that threatens to materially interfere with Tenant's ability to operate its Switch Equipment in a proper manner and pursuant to the Lease the Landlord is required to take action to correct the situation (a "Required Action") and Landlord has knowingly failed to provide or commence the Required Action within the time period required by the Lease (or a reasonable period of time, if no period of time is specified in the Lease) after the receipt of notice, Tenant may proceed to take the Required Action pursuant to the terms of the Lease. If any Required Action is taken by Tenant pursuant to the terms of this section, then Landlord shall reimburse Tenant for its reasonable and documented costs and-expenses in taking the Required Action within thirty days after receipt by Landlord of an invoice from Tenant.

         7.5 ELECTRICITY; EXCESS USAGE. Tenant shall, at its own cost and expense, separately meter the Leased Premises and all the costs associated therewith, including, among other things, the cost and expense of installing and maintaining meters, engineering for such meters, panels, wiring and other items required to accommodate excess services to Tenant, shall be Tenant's responsibility. Provided that Tenant's annual usage of areas other than the Switch Space and the NOC does not exceed 4,250 hours per year, Tenant will pay for the direct utility cost of its central heating and air-conditioning usage and its operating equipment. Any usage under 4,250 hours during any year during the Term shall be credited forward to subsequent years. For any usage beyond 4,250 in any lease year (plus any unused credit from a prior year), Tenant agrees to pay, as additional rent, an hourly fee reasonably determined by Landlord to compensate it for excessive equipment wear and tear. An energy management system will be provided with an automatic temperature control system utilizing a direct digital control system with a central computer control to facilitate Tenant's operating hour flexibility and costs.

                  Landlord shall allow Tenant to locate additional dedicated emergency generator(s) adjacent to the building generator area on the west side of the building and to provide Tenant with necessary access to the electrical rooms. The site provides the option of utilizing diesel or natural gas. All costs including engineering services to accommodate such generator placement and installation will be paid for by Tenant.

         7.6 NO INTERFERENCE. Without Landlord's prior review and written consent, which consent shall not be unreasonably withheld, Tenant shall not install or operate any electrical, internet, satellite, microwave, or other systems that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Leased Premises or the Building. Any changes, replacements or additions to those systems made necessary by Tenant's installation or operation of any such utility systems shall be made at Tenant's expense. Further and except as may otherwise be set forth herein, no such electrical, internet, satellite, microwave, or other systems will interfere with any other tenant in the Building or with any other buildings on the Property.

         7.7      TELECOMMUNICATIONS.

                  7.7(a) - Fiber optics feeds are available to service the project by Bell Atlantic and MFS. Landlord shall install, at Tenant's cost, among other things, four (4) 4" conduits to the Building with one (1) entry point. In addition, Landlord will accommodate Tenant's need for dual access to the Building with separate entry points with six (6) 4" conduits running to each entry point as described in the Landlord's work agreement. Such conduit installation is set forth in Exhibit L. Landlord shall allow Tenant access to Tenant's conduit for maintenance and repair as long as such access does not unreasonably disrupt the Base Building, other Tenant space or the Property; Landlord shall allow Tenant similar access to Base Building conduit upon reasonable notice.

                  7.7(b) - Tenant shall have the right to receive telecommunication services from the vendor(s) of Tenant's choosing and Landlord shall cooperate in accommodating such service and shall provide reasonable access, unless an emergency exists, for such services. In the event any easement rights controlled by Landlord are needed for any such services necessary for the conduct of Tenant's business, Landlord will review such needs and use reasonable consent to provide same without fees or charges to Tenant or the vendor, except for the reimbursement of Landlord's actual costs. Any reasonable expenses incurred by Landlord in securing and documenting such easements shall be reimbursed by Tenant upon demand. Landlord, upon prior notice, shall provide Tenant with free and unencumbered access to Tenant to all Building risers, conduits, shafts, etc. as needed by Tenant and approved by Landlord to connect such service to the Leased Premises; provided that Tenant restores any portion of the Building used for such purposes to its original condition and does not interfere with any other tenants' use and enjoyment of the Building. Tenant shall pay for the installation of any new entry points, penetrations for its use.

         7.8      SECURITY; ACCESS.

                  7.8(a) The Building will be equipped with a perimeter card reader system installed and maintained by Kastle Systems or comparable vendor. Tenant, at Tenant's cost, may install card readers at other entry points of the Premises throughout the Building, subject to the reasonable approval of Landlord. The elevators will be equipped with a "lock off" device and card readers so that Tenant may override the "lock off" device with security cards for after hours access. Cards will be issued to Tenant based on a not to exceed ratio of four cards per 1,000 square feet of occupiable area leased.

                  7.8(b) Landlord shall also provide suite entry keys at the same ratio as security cards. In the event Tenant requires more keys or cards than the 4 per 1,000 square foot ratio, the cost of such additional keys or cards to Tenant shall be at Landlord's actual direct cost of same.

                  7.8(c) Landlord hereby agrees to install and maintain a reasonable access system for the Building. Tenant shall have the right to install and maintain at its own cost and upon Landlord's approval an access system of tenant's choice to protect Tenant's premises. Tenant hereby acknowledges and agrees that neither the installation of an access system in the Building, nor the continuance of any existing access system, shall in any way be deemed to be a warranty by Landlord as to the sufficiency or adequacy of any or all such systems as a security device, nor as an agreement by, or obligation of, Landlord to protect, indemnify and/or hold harmless Tenant or any of Tenant's partners, agents, officers, employees, licensees or invitees from any harm of any type to ensure their safety.

         7.9 MANAGEMENT. The Building will be managed by Koll Metropolitan, LLC or such other manager as Landlord may designate. There will be an on-site building staff which will include at a minimum a full-time chief engineer and an engineer's assistant. The property management fee will be equal to three and one-half percent (3-1/2%) of gross rents received annually and shall be included as an Operating Expense. The property management will be of a level of service commensurate with that found in similar first class mid-rise office buildings in the Reston/Herndon area. In the event that the property management service does not meet such standard, Tenant shall notify Landlord and the property management company shall have thirty (30) days to cure such deficiency. If such deficient service is not cured within such period, Tenant may require that Landlord replace the property manager with a new property management company.

                     ARTICLE VIII - REPAIRS AND MAINTENANCE

         8.1 LANDLORD'S OBLIGATIONS. Landlord shall keep and maintain in good repair and working order consistent with similar first class mid-rise office buildings in the Reston/Herndon, Virginia area and make all repairs to and perform necessary maintenance upon the structural components and elements, and electrical, plumbing and mechanical systems, of the Building and all parts and appurtenances, which are required in the normal maintenance and operation of the Building, including, but not limited to, the exterior walls, load bearing elements, foundation, pipes, conduits, roof, parking and other common areas, and the mechanical, life/safety, electrical, central heating and air-conditioning, and plumbing systems that are a part of the Base Building. The cost and expense of any unusual maintenance or repair to the Building resulting from the acts or omissions of Tenant or Tenant's agents, employees, contractors, invitees, licenses or assignees, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent. Landlord shall not be responsible for ADA compliance with respect to Tenant Work performed. Landlord shall not be obligated to make any repairs not theretofore known by Landlord to be necessary until notified in writing by Tenant, and Landlord shall then have a reasonable period of time to make such repairs. Landlord shall not be liable for any damage or loss occasioned by Landlord's failure to repair the Leased Premises unless it shall have failed to make such repair within a reasonable time following its having knowledge of the need for a repair or receipt of written notice from Tenant of the need for such repair. If an emergency event or circumstance occurs that threatens to materially interfere with Tenant's ability to operate its Equipment for its intended use, the Landlord is required to take action to correct the situation (a "Required Action") and Landlord has knowingly failed to provide or commence the Required Action within the time period required by the Lease (or a reasonable period of time, if no period of time is specified in the Lease) after the receipt of notice, Tenant may proceed to take the Required Action pursuant to the terms of the Lease. If any Required Action is taken by Tenant pursuant to the terms of this section, then Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action within thirty (30) days after receipt by Landlord of an invoice from Tenant.

         8.2 TENANT'S OBLIGATIONS. Tenant, at its sole cost and expense, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance within and upon the Leased Premises, including the Tenant's improvements, and all parts and appurtenances thereof, which are required in the normal maintenance and operation of the Leased Premises.

             If Tenant fails to maintain and repair the Leased Premises, Landlord may, on ten (10) days prior written notice (except that no notice shall be required in case of emergency) enter the Leased Premises and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs so incurred immediately upon demand.

                   ARTICLE IX - ALTERATIONS; TENANT'S PROPERTY

         9.1 ALTERATIONS BY TENANT. The term "Alterations" includes all additions, replacements or improvements made after the completion of Tenant's Work. Tenant shall make no Alterations without the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Tenant. All Alterations to the Leased Premises made by Tenant will be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor reasonably approved by Landlord, and except for trade fixtures shall become the property of the Landlord at the expiration of the Term of this Lease. Landlord reserves the right to require Tenant to remove any atypical Alterations made to the Leased Premises by Tenant, and to repair and restore the Leased Premises to a condition that existed prior to the Alterations; provided that Landlord and Tenant shall be entitled to mutually revise the list of which Alterations are to remain subsequent to the Lease Termination. Tenant shall give Landlord at least five
(5) days' prior written notice of the commencement of any work on the Leased Premises. Landlord may elect to record and post notices of non-responsibility on the Leased Premises.

                  Notwithstanding anything herein to the contrary, Tenant shall have the right from time to time without Landlord's consent, but with notice and provision of plans to Landlord, to perform Alterations that do not exceed $75,000, and, regardless of cost, to: i) paint and install wall coverings, (ii) install and remove office furniture, (iii) relocate existing electrical outlets,
(iv) install and remove workstations, (v) install and remove Tenant's equipment and perform cable pulls in connection therewith and (vi) install and remove carpeting and other floor coverings; provided that such alterations, improvements or additions must not affect the base building structural, mechanical, or electrical systems, in which case Tenant must receive Landlord consent as provided above. For all Alterations Tenant must obtain all required permits with copies sent to Landlord. Tenant's Alteration work must be reasonably coordinated with the Landlord to avoid inconvenience and noise to other tenants.

                  Whenever Alterations affect the Base Building, Landlord consent and oversight is required; in such event, Tenant agrees to reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in reviewing and overseeing such Alterations.

         9.2 CONTRACTORS' INSURANCE REQUIREMENTS. In the event Landlord gives its approval to Tenant pursuant to Section 9.1, Tenant shall require any third party vendor or contractor performing work on the Leased Premises to carry and maintain at no expense to Landlord: (a) Commercial General Liability Insurance with a combined single limit of $3,000,000 bodily injury and property damage per occurrence; (b) Auto Liability insurance with a combined single limit of $1,000,000; and (c) Workers' Compensation insurance in accordance with applicable state law and Employer's Liability insurance with limits of not less than $100,000/$100,000/$500,000. Tenant shall obtain a Certificate of Insurance prior to commencement of work and Landlord and Tenant are to be additional insureds as respects the liability coverages.

         9.3 TENANT'S PROPERTY. Provided no Event of Default shall have occurred and is continuing hereunder, Tenant, at its expense. and at any time and from time to time, may install in and remove from the Leased Premises its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without damage to the Leased Premises or the Building and the installation does not materially interfere with the other tenants and their guests use of the Building. On or prior to the expiration of the Lease Term or earlier termination thereof, Tenant shall remove all of Tenant's property from the Leased Premises and repair any damage to the Leased Premises caused by such removal.

                         ARTICLE X - HAZARDOUS MATERIALS

         10.1     USE OF HAZARDOUS  MATERIALS

                  10.1(a) - TENANT'S OBLIGATIONS AND LIABILITIES: Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises in violation of applicable law by Tenant, its agents, employees, contractors, or invitees. If Tenant breaches this obligation, the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs or liabilities (including, without limitation, diminution in value of the Leased Premises, damages for the loss of restriction on use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space, and sum paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the lease Term as a result of such contamination. This indemnification of Landlord by Tenant, includes, without limitation, costs incurred in connection with any investigations of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises resulting from Tenant's breach of this Article. Without limiting the foregoing, if the presence of Hazardous Material on the Leased Premises caused by Tenant results in any contamination of the Leased Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Leased Premises to the conditions existing prior to the introduction of any such Hazardous Material in the Leased Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                  10.1(b) DEFINITION - As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part
261) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

                  10.1(c) INSPECTION - Landlord and its property manager or agents shall have the right, but not the duty, to inspect the Leased Premises at any time to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with this Article, Landlord shall have the right to immediately enter upon the Leased Premises to remedy any contamination caused by Tenant's failure to comply, notwithstanding any other provisions of this

Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for interference caused thereby.

                  10.1(d) DEFAULT - An Event of Default under this Paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease.

         10.2 LANDLORD'S WARRANTY: Landlord warrants that the Building (other than the Leased Premises and other leased premises herein) shall be free of any Hazardous Material other than that which is used in the ordinary course of business and in accordance with applicable laws and shall endeavor to cause other tenants within the Building to comply with all laws, rules and regulations pertaining to Hazardous Materials. Landlord agrees that it will not cause any Hazardous Materials to be brought upon, kept or used in or about the Building or on the Property. If Landlord breaches this obligation, Landlord agrees to indemnify Tenant and hold Tenant harmless in the same manner that Tenant indemnifies and holds Landlord harmless pursuant to Section 10.1(a).

                     ARTICLE XI - ASSIGNMENT AND SUBLETTING

         11.1 PROHIBITED TRANSFERS. Except as permitted herein, Tenant shall not assign, transfer or encumber this Lease or any part hereof and shall not sublet, grant licenses or concessions, nor allow any other occupant to come in, with or under Tenant, nor shall Tenant permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and shall be given or denied within ten (10) business days after Tenant's written notification to Landlord; provided Landlord has received all information reasonably necessary on the prospective subtenant or assignee. within a sufficient period of time to give its consent or denial. Any such assignment or subletting shall only be approved under such conditions as Landlord may, in its reasonable discretion, determine. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions prohibited by this Section, nor as a release of Tenant from any obligation or liability under this Lease. In the event Landlord consents to an assignment or sublet by Tenant, Tenant, and any guarantor of Tenant, shall not be relieved from its obligations under this Lease.

         If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of the partner or partners owning a majority of the partnership interest as of the date of this Lease, or the dissolution of the partnership, shall be deemed an assignment prohibited by this Article unless Landlord's consent is obtained.

         If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from a majority of such persons to the others shall be deemed an assignment prohibited by this Article unless Landlord's consent is obtained.

         11.2 OPTION TO TERMINATE. In the event a sublease is for more than 50% of the Leased Premises or has a duration for the remainder of the Term, in lieu of giving any consent to such a sublet, Landlord may, at Landlord's option, elect to terminate this Lease as to that portion of the Leased Premises that is the subject of the proposed subletting. The effective date of any such termination shall be the proposed effective date of any proposed subletting.

         11.3 EXCESS RECEIPTS. One-half of any proceeds in excess of Base Rent and Tenant's pro rata share of Additional Rent which is received by Tenant pursuant to an assignment or subletting consented to by Landlord, less reasonable brokerage commissions actually paid by Tenant, and less other reasonable costs incurred by Tenant in connection with making the space available for lease, shall be remitted to Landlord as Additional Rent within ten
(10) days of receipt by Tenant. Such reasonable costs shall include, but not be limited to, the costs of leasehold improvements (hard and soft costs), legal fees, brokerage commissions, advertising costs, free rent and other concessions. In addition, all amortized costs of leasehold improvements not funded by Landlord, equipment or other personal property paid for by Tenant shall be factored in and may, at Tenant's option, be allocated to the space in which such items serve or are located as opposed to being spread across the entire Leased Premises. For purposes of this paragraph, all money or value in whatever form received by Tenant from or on account of any party as consideration for an assignment. or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting. In the event of multiple assignments or subleases, all profits to Tenant shall be calculated in the aggregate.

         11.4 PROCESSING FEE. In the event Tenant requests Landlord to consent to a proposed assignment, subletting, or encumbrance, Tenant shall pay to Landlord, whether or not such consent is ultimately given, Landlord's reasonable administrative fee in connection with such request, which fee shall be determined by Landlord in its sole discretion, and which shall not be less than Three Hundred Dollars ($300.00) nor more than Five Hundred Dollars ($500.00) for each request for consent, plus Landlord's reasonable attorneys' fees and costs incurred in connection with each such request. Tenant shall pay the administrative fee at the same time that it provides notice to the Landlord of Tenant's proposed assignment, subletting or encumbrance.

         11.5 CUSTOMERS EQUIPMENT. Tenant shall have the right locate customer equipment on the Leased Premises provided that such equipment is consistent with all other terms and conditions of the Lease and such location shall not constitute a subletting or assignment of the Leased Premises.

         11.6 PERMITTED TRANSFERS. Notwithstanding anything herein to the contrary and provided the provisions of Article XXVII remain in full force and effect, Tenant shall have the right to sublease or assign all or a portion of the Leased Premises to (i) any parent company, subsidiary, affiliate or related corporate entity, (ii) a company with which Tenant has a teaming or other business relationship (so long as Tenant continues to occupy at least 75% of the Leased Premises and maintains a compatible use thereof with such company), or
(iii) an entity that is the result of a merger or acquisition (collectively, "Permitted Transfers") without Landlord's prior written consent but with notice to Landlord provided as soon as practicable after the effective date of the subleasing or assignment. Landlord shall not be entitled to (i) any profits received by

Tenant for any Permitted Transfers, or (ii) recapture any portion of the Leased Premises that are assigned or sublet in accordance with the Permitted Transfers.

                     ARTICLE XII - CASUALTY OR CONDEMNATION

         12.1 PARTIAL DAMAGE OF LEASED PREMISES. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Leased Premises.
(a) If the damage can be completely repaired within one hundred eighty (180) days from the date of such damage, and the cost of such repairs do not exceed fifty percent (50%) of the value of the Leased Premises (as reasonably determined by Landlord), Landlord shall repair the damage as soon as reasonably possible. (b) If Landlord determines that (a) does not apply, Landlord shall so notify Tenant and (i) Tenant may, within fifteen (15) days after such notice, elect to terminate the Lease as of the date the damage occurred; (ii) if Tenant does not elect to terminate under (i), then within fifteen (15) days thereafter, Landlord shall notify Tenant either that Landlord elects to terminate the Lease as of the date of the damage or that Landlord will repair the damage as soon as reasonably possible. If the damage to the Leased Premises occurs during the last six (6) months of the Term, and if such damage or destruction is not the result of the act or omission of Tenant, Landlord or Tenant may elect to terminate this Lease. Notwithstanding the above, if the damage described in this Section 12.1 does not materially affect the Switch Area (being 1/2 of the first floor) then if Landlord elects to terminate the Lease, Landlord cannot terminate with respect to the Switch Area (unless Tenant elects to terminate the Switch Area effective as of the termination date for the balance of the Premises).

         12.2 TOTAL OR SUBSTANTIAL DESTRUCTION. If the Leased Premises are totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Leased Premises is not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred. However, if the Leased Premises can be rebuilt within one
(1) year after the date of destruction, Landlord may elect to rebuild the Leased Premises at Landlords own expense, in which case, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of the total or substantial destruction.

         12.3 TEMPORARY REDUCTION OF RENT. If the Leased Premises is repaired pursuant to the provisions of this Article, Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Leased Premises is impaired. Tenant shall not be entitled to any other compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Leased Premises.

         12.4 CONDEMNATION. If all or any portion of the Leased Premises is taken through eminent domain or sold under threat of such taking (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. All income, rent, awards or interest derived from any such taking or condemnation shall belong to and be the property of Landlord, and Tenant hereby assigns Tenant's interest, if any, in such award to Landlord, except to the extent that an award may be made to Tenant under applicable law and such award will not reduce Landlord's award. If 20% or more of the Switch Area is subject to Condemnation, Tenant may elect to terminate this Lease as to the entire Switch Area.

                  ARTICLE XIII - INDEMNIFICATION AND INSURANCE

         13.1 INDEMNIFICATION BY TENANT. Except in the event of Landlord's gross negligence or willful misconduct, Landlord shall not in any event be responsible for loss of property from or for damage to person or property occurring in or about the Leased Premises, however caused, including but not limited to any damage from steam, gas, electricity, water, plumbing, rain, snow, leakage, breakage or overflow, whether originating in the Leased Premises, premises of other tenants, or any part of the Building whatsoever. Notwithstanding Landlord's exculpation from liability for such adverse Building conditions and occurrences, Landlord shall promptly respond to notification of emergency situations wherein such conditions or occurrences threaten to cause interruption or damage to Tenant's telecommunications equipment, including, if necessary, entering into the premises of other tenants to cause the cessation of such adverse conditions or occurrences.

                  Except in the event of Landlord's gross negligence or willful misconduct, Tenant agrees to indemnify and hold harmless the Landlord from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the Leased Premises or arising from any accident, injury or damage to personal property occurring outside the Leased Premises but within the Building or any other property of which the Leased Premises is a part, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Tenant, or on the part of any of its licensees, agents, invitees, servants or employees. This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including reasonable attorneys' fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof.

         13.2 TENANT'S INSURANCE. Tenant will maintain Commercial General Liability insurance with respect to the Leased Premises naming Landlord as additional insured, with a combined single limit of $3,000,000 bodily injury and property damage per occurrence and $2,000,000 aggregate limit applicable to this location, and auto liability insurance with a combined single limit of $1,000,000. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Landlord shall be named as an additional insured and the insurance shall be primary to any insurance maintained by Landlord. Tenant shall deliver to Landlord a Certificate of Insurance at least seven (7) days prior to the commencement of the Term of this Lease and a renewal certificate at least seven (7) days prior to the expiration of the Certificate it renews. Said Certificate must provide thirty
(30) days prior notice to Landlord in the event of material change or cancellation. Tenant also agrees to maintain broad form Commercial Property insurance coverage under ISO form CP1030 or like coverage under a non-ISO form covering all Tenant's personal property, improvements and betterments to their full replacement value and Worker's Compensation insurance in accordance with applicable state law and Employer's Liability insurance with limits of not less than

$100,000/$100,000/$500,000. Tenant agrees that if its use and occupancy of the Leased Premises cause the property insurer to raise premiums as a result of such use or occupancy, then Tenant will directly reimburse the Landlord for the cost of such increased premium. Tenant agrees to comply with all reasonable recommendations from any insurer of the property that result as a direct result of the Tenant's use of the Leased Premises.

         13.3 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

         13.4 WAIVER OF SUBROGATION. Notwithstanding anything contained in this Lease to the contrary, if either party suffers a loss of or damage to property in the Leased Premises or related to this Lease, which is covered by valid and collectible insurance policies (or would be covered by policies which are required hereunder or which would be required but for any specific provisions for self-insurance or for a deductible), that party waives any claim therefor which it may have against the other party or its employees, regardless of whether negligence or fault of the latter party or its employees may have caused the loss or damage. Each party will have its appropriate insurance policies properly endorsed, if necessary, to prevent any invalidation of insurance coverage required hereunder due to these mutual waivers.

         13.5 LANDLORD'S INDEMNIFICATION. Landlord agrees to indemnify and hold harmless the Tenant from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the common areas of the Building or arising from any accident, injury or damage to personal property occurring within the common areas, where such accident, injury or damage results or is claimed to have resulted from an intentional act or omission or gross negligence on the part of Landlord, or on the part of any of its licensees, agents, invitees, servants or employees (exclusive of any other tenants and their agents, invitees, servants or employees). This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including reasonable attorneys' fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof.

         13.6 LANDLORD'S INSURANCE. Landlord shall, at all times during the Term hereof, at its sole cost and expense (subject to reimbursement in accordance with this Lease) procure and maintain in force commercially reasonable and customary amounts (in light of typical amounts carried by comparable Buildings) of insurance of the type commonly referred to as an "all risk of physical loss" policy including flood or earthquake insurance, if applicable, and commercial general liability insurance insuring the Building against all risks and all other hazards as are customarily insured against, in Landlord's reasonable judgment, by others similarly situated and operating like properties in the Reston/Herndon, Virginia area. Landlord shall procure and maintain in force (subject to reimbursement in accordance this Lease) a commercially reasonable amount (or an amount as required by any underlying mortgage) of rental loss insurance during the Term of this Lease. Upon a request by Tenant to Landlord not more often than once each calendar year, Landlord shall deliver to Tenant certificates evidencing the existence and amounts of insurance required to be carried by Landlord pursuant to this section.

                          ARTICLE XIV - RIGHT OF ENTRY

         14.1 LANDLORD ACCESS. The Landlord reserves the right to use the Building and every part thereof, and Tenant shall permit access to the Leased Premises to Landlord, Landlord's property manager or Landlord's agents or attorneys at all reasonable times (except as otherwise provided herein) for inspection and cleaning and from time to time to repair as provided in Article VIII, maintain, alter, improve and remodel, and to add additional offices to the Building and each part thereof; the Tenant shall not be entitled to any compensation, damages or abatement or reduction in Base Rent on account of any such repairs, maintenance, alterations, improvements or remodeling or adding of additional stories. The Landlord reserves the right at any time and from time to time to enter, and be upon the Leased Premises for the purpose of examining same. The Landlord shall have the right, at reasonable hours, and upon notice to Tenant, to enter upon the Leased Premises or exhibit the same to prospective tenants, lenders or insurers. For emergency purposes, and subject to reasonable mutual consent, Tenant will provide Landlord with security access or bypass of its security system.

         14.2 LIMITATIONS ON ACCESS. Notwithstanding the provisions of Section 14.1, Landlord's access shall be limited as follows: (a) Landlord will notify Tenant prior to the time of access except in case of emergency; (b) except in the case of emergency, Landlord's access to the Switch Area shall be upon reasonable notice and Landlord shall be accompanied by a representative of Tenant; (c) unless otherwise agreed between Landlord and Tenant, Landlord's access to the Premises to show the Premises to prospective tenants shall be limited to the last nine (9) months of the lease term; and (d) Landlord will provide reasonable notice to Tenant prior to entering the Premises to perform any repairs, alterations, etc. required under the terms of this Lease and Landlord agrees to use reasonable efforts to minimize any disruption to Tenant's use or access to the Premises during such use. In addition, Landlord agrees to use reasonable efforts to complete such work in a diligent and expeditious manner.

                ARTICLE XV - PROPERTY LEFT ON THE LEASED PREMISES

         Upon the expiration of this Lease or if the Leased Premises should be vacated at any time, or abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such termination, vacation, or abandonment, the Tenant or Tenant's agents, or any other person should leave any property of any kind or character on or in the Leased Premises, the property shall be deemed abandoned. Landlord, Landlord's property manager or Landlord's agents or attorneys, shall have the right and authority without notice to Tenant, Tenant's agents, or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant for the abandoned property. The abandoned property shall belong to the Landlord as compensation for the removal and disposition of said property.

                     ARTICLE XVI - SIGNS AND ADVERTISEMENTS

         No exterior signs, advertisements, posters on windows, decorations or other fixtures shall be erected by Tenant without the prior written consent of Landlord.

         Landlord shall provide Tenant with space on the Building directory in the main lobby of the Building in direct proportion to the amount of space of the Leased Premises. Landlord shall provide building standard suite entry signage. In addition, Landlord shall grant Tenant the senior right to signage on the Building to the maximum amount allowable by zoning ordinance. The precise location, size and style of sign shall be subject to appropriate local codes and permits, and to Landlord's written consent and approval (which shall not be unreasonably withheld, conditioned or delayed), provided that Tenant shall be allowed to place signage on the Building that is visible from the Dulles Access Road. Such Tenant designated signage shall be set forth in documents prepared by Tenant's architect and submitted to Landlord no later than the Tenant Signage Submission Date. After determination of Tenant's signage configuration on the Building, the Landlord may offer any remaining signage to other tenants. All costs of installation, engineering therefor and removal shall be at Tenant's sole expense. In the event Tenant should fail to renew the Lease in accordance with Section 2.4 for the entire Leased Premises, such signage shall be reduced proportionately. Also, if at any time the Premises are reduced to only the Switch Area, Tenant's signage rights shall terminate.

                             ARTICLE XVII - NOTICES

         Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed to have been duly given and received at the time and on the date when personally delivered, or one (1) day after being delivered to a nationally recognized commercial carrier service for next-day delivery or three (3) days after deposit in the United States mail, certified or registered mail with a return receipt requested, with all postage prepaid, addressed to Landlord or Tenant (as the case may be) as follows:

                If to Landlord:       Koll Metropolitan, LLC
                                      1751 Pinnacle Drive
                                      Suite 550
                                      McLean, Virginia 22102
                                      Attn: Cary M. Euwer, Jr.

                If to Tenant          Net 2000 Communications Real Estate, Inc.
                and/or Guarantor:     2180 Fox Mill Road
                                      Herndon, Virginia 22071
                                      Attn: Manager of Corporate Real Estate
                                      Administration

                With a copy to:       NET 2000 Communications Real Estate, Inc.
                                      2180 Fox Mill Road
                                      Herndon, Virginia 22071
                                      Attn: Legal Department

                With a copy to:         The Irving Group
                                        3877 Fairfax Ridge Road
                                        Suite 100 North
                                        Fairfax, Virginia 22030
                                        Attn: Paul G. Darr

                        ARTICLE XVIII - MECHANIC'S LIENS

         Tenant and any vendor, contractor or subcontractor performing work on behalf of Tenant shall keep the Building, the Leased Premises, and the improvements at all times during the Term of this Lease, free of mechanic's and materialmen's liens and other liens of like nature. Tenant at all times shall fully protect and indemnify Landlord against all such liens or claims and against all reasonable attorneys' fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should Tenant, within fifteen (15) days after notice from Landlord, fail fully to discharge any such lien or claim or, in the alternative, obtain a bond sufficient to cover any such lien that may have been filed, Landlord, in its sole discretion, may pay the same or any part thereof, and Landlord shall be the sole judge of the validity of said lien or claim. All amounts so paid by the Landlord, together with interest thereon at the rate of 10% from the time of payment by Landlord until repayment by Tenant, shall be paid by Tenant upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, payable monthly as Additional Rent.

                     ARTICLE XIX - SUBORDINATION; ATTORNMENT

         19.1 SUBORDINATION. Landlord may, from time to time, grant first lien deeds of trust, security deeds, mortgages or other first lien security interests covering its estate in the Building (each a "Mortgage"). Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect. The foregoing provisions shall be self operative, and no further instrument of subordination shall be required to make this Lease subject and subordinate to any Mortgage. Tenant shall, upon request, from time to time execute and deliver to Landlord or the holder of any Mortgage any instrument requested by Landlord or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage.

         19.2 ATTORNMENT. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage (including the transferee as the result of a foreclosure or deed in lieu of foreclosure), and to be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the Term of this Lease, including any extended term, with the same force and effect as if such party were the original Landlord under this Lease. Landlord agrees to provide Tenant with a commercially reasonable non-disturbance agreement in form acceptable to Lincoln National Life and Tenant and from any other future lender or ground lessor of the Building.

         19.3 CONFIRMING AGREEMENT. Upon the request of Landlord, Tenant agrees to execute a subordination and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Landlord.

         19.4 MORTGAGEE PROTECTION. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be reasonably necessary, if within such thirty (30) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

                        ARTICLE XX - COMPLIANCE WITH LAW
                            AND RULES AND REGULATIONS

         20.1      COMPLIANCE WITH LAWS.

                  20.1(a) - Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Leased Premises and with the recording covenants, conditions and restrictions, regardless of when they became effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinance pertaining to air and water quality Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Leased Premises.

                  20.1(b) - Landlord, at Landlord's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, state, county and municipal authorities pertaining to Landlord's use and operation of the Building and the Property and in accordance with all covenants, conditions and restrictions affecting the Building.

         20.2 RULES AND REGULATIONS. The rules and regulations attached as Exhibit J ("Rules and Regulations") are Landlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord may hereafter make and communicate in writing to Tenant, which shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the preservation of good order therein or the operation or maintenance of the Building or the equipment thereof for the comfort of tenants or others in the Building. In the event of a conflict between the provisions of this Lease and the

Rules and Regulations, the provisions of this Lease shall control. In the event another tenant of the Building or any of such tenant's agents continuously violates the Rules and Regulations which materially interferes with Tenant's use of or access to the Leased Premises, Landlord shall, upon receipt written notice from Tenant of such violation, use its best efforts to enforce such Rules and Regulations against such tenant.

                          ARTICLE XXI - LANDLORD'S LIEN

         21.1 LANDLORD'S LIEN. Subject to Section 21.2, Tenant hereby grants to Landlord, to secure payment by Tenant of all Base Rent, Additional Rent, and all other payments to be made by Tenant under this Lease and the performance by Tenant of all its other duties and obligations under this Lease, a first priority lien and security interest in all equipment, trade fixtures, goods and other tangible personal property now or hereafter owned by Tenant and located on the Leased Premises, and all substitutions, replacements, additions and accessions thereto and proceeds thereof. No such property shall be removed from the Leased Premises until all Base Rent, Additional Rent and other amounts payable under this Lease have been paid and until Tenant has fully and completely performed all of the other duties and obligations of Tenant under this Lease. Upon the occurrence of any Event of Default hereunder, Landlord shall have, in addition to all other rights and remedies provided for herein or allowed by law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code, including the right to sell any or all of the property described above at one or more public or private sales upon providing the notice required by the Uniform Commercial Code. Tenant agrees that ten (10) days' prior notice of any such sale will constitute commercially reasonable notice. Tenant shall, at the request of Landlord, execute and deliver such additional documents as may be reasonably required, including Uniform Commercial Code financing statements, to perfect the lien and security interest granted by Tenant to Landlord herein. Any statutory lien for rent is not waived, the express contractual lien and security interest herein granted being supplementary thereto.

         21.2 LANDLORD'S ACKNOWLEDGMENT OF THIRD PARTY- LIEN. Landlord recognizes that Tenant shall be installing telephone switching equipment, and furniture, fixtures and equipment (collectively the "Equipment"). Landlord further recognizes that Tenant may, from time to time, finance and refinance said Equipment. Accordingly, Landlord hereby (i) consents to the installation of the Equipment; (ii) disclaims any interest in the Equipment; (iii) waives, in favor of both Tenant and any party providing financing to Tenant for any purpose, any lien, interest, and or right of Landlord in and to the Equipment, whether statutory or possessory, whether arising by statute or at common law, including but not limited to any "landlord's lien," and any right of execution, attachment, levy or to distraint for rent. Landlord agrees that none of the Equipment shall be deemed to be fixtures. Landlord agrees that it shall, at any time and within a reasonable period of time after Tenant's request, execute, acknowledge, and deliver to Tenant a statement in writing, in a form reasonably acceptable to Tenant and Tenant's lender, confirming the waiver as provided herein. Tenant agrees to reimburse Landlord for its reasonable attorneys' fees incurred in reviewing and providing such written statement, in an amount not to exceed Five Hundred Dollars ($500.00). Landlord further agrees that upon receipt of proper documentation demonstrating a lender or equipment lessor's right to remove the Equipment,

Landlord shall allow the removal in a workmanlike manner without any interference, damage or destruction to the premises or any other equipment therein.

                       ARTICLE XXII - ESTOPPEL CERTIFICATE

         Tenant shall from time to time, upon not less than ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in substantially the form attached hereto as Exhibit D, prepared by Landlord, its counsel, or Landlord's lender or such lender's counsel, in executable form and with all information known to Landlord filled in:

                  22(a) - Certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications).

                  22(b) - Stating the dates to which the Base Rent, Additional Rent, and other charges hereunder have been paid by Tenant.

                  22(c) - Stating, to the best knowledge of Tenant, that Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease, and if Landlord is in default, specifying any such default of which Tenant may have knowledge.

                  22(d) - Stating the address to which notices to Tenant should be sent pursuant to Article XVII of this Lease.

                  Any such statement delivered pursuant hereto may be relied upon by any owner of the Building and/or the Leased Premises, any prospective purchaser of the Building and/or Leased Premises, any mortgagees or prospective mortgagee of the Building and/or Leased Premises, any prospective assignee of any such mortgagee, or any purchaser of Landlord, actual or prospective, of the underlying land upon which the Building and Leased Premises are located.

                          ARTICLE XXIII - HOLDING OVER

         If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by lapse of time or otherwise without any modification of this Lease or other written agreement between the parties, Tenant shall be a month-to-month tenant (a) at one hundred ten percent (110%) of the Base Rental Rate in effect at the termination date if such holdover is with Landlord's consent and (b) at two hundred percent (200%) of the Base Rental Rate in effect on the termination date if such holdover is without Landlord's consent; in addition, under this paragraph (b), Tenant shall pay to Landlord all direct and consequential damages sustained by Tenant's retention of possession, including but not limited to lost rentals, leasing fees, advertising costs, marketing costs, Tenant finish expense and relocation costs. There shall be no renewal of this Lease by operation of law.

                          ARTICLE XXIV - MUTUAL STATUS

         Tenant and Landlord represent and warrant to each other that with respect to itself:

         24.1 POWER AND AUTHORITY. Each has the right, power and authority to execute and deliver this Lease and to perform the provisions hereof, and is, to the extent required, qualified to transact business and in good standing under the laws of the Commonwealth of Virginia.

         24.2 AUTHORIZATION. The execution of the Lease by each of them, or by the persons or other entities executing them on behalf of each of them, respectively, and the performance of their respective obligations under the Lease in accordance with the provisions hereof have been, to the extent required, duly authorized by all necessary legal action.

                       ARTICLE XXV - DEFAULTS AND REMEDIES

         25.1 DEFAULT BY TENANT. There shall be an "Event of Default" under this Lease if:

                  25.1(a) - Tenant shall fail to pay when due any Base Rent, Additional Rent, or other payment to be made by Tenant under this Lease within five (5) days after written notice from Landlord that the same is overdue.

                  25.1(b) - Tenant violates or breaches, or fails to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease within thirty (30) days after written notice from Landlord that such Event of Default exists or such additional time as may be reasonably necessary to complete a cure, provided Tenant is diligently pursuing such cure.

                  25.1(c) - Tenant fails to take possession of or cease to do business in or abandon any substantial portion of the Leased Premises (provided, however, that Tenant shall not be deemed to have "abandoned" the Premises so long as Tenant performs all of its obligations hereunder, including without limitation paying Rent and maintaining the Premises.).

                  25.1(d) - Tenant becomes insolvent, or makes an assignment for the benefit of creditors; or any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property.

                  25.1(e) - Tenant commences a voluntary proceeding under the Federal Bankruptcy Code, or any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Tenant seeking its dissolution or liquidations of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Tenant or is not dismissed within 3 months after the date upon which it was instituted.

          25.2 LANDLORD REMEDIES. On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

                  25.2(a) - Terminate Tenant's right to Possession of the Leased Premises, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of the Event of Default, including (i) the worth at the time of the court award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) such other amounts as are necessary to compensate Landlord for the detriment caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation or alteration of the Leased Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used above, the "worth at the time of the court award" is computed by allowing interest on unpaid amounts at the rate of twelve (12%) per annum, or such lesser amount as may then be the maximum lawful rate;

                  25.2(b) - Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Base Rent and Additional Rent as it becomes due hereunder.

                  25.2(c) - Elect to terminate the Lease. No such termination of this Lease shall affect Landlord's rights to collect Base Rent, Additional Rent or other amounts due for the period prior to termination. In the event of any termination, in addition to any other remedies set forth above, Landlord shall have the right to recover from Tenant upon such termination an amount equal to the excess of the Base Rent, Additional Rent and other amounts to be paid by Tenant during the remaining Term of this Lease over the then reasonable rental value of the Leased Premises for the remaining Term of this Lease, discounted to present value using a reasonable discount rate.

                  25.2 (d) - Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Leased Premises is located. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

No action taken by or on behalf of Landlord under this section shall be construed to be an acceptance of a surrender of this Lease.

          25.3 LANDLORD'S COSTS: ATTORNEYS' FEES. Tenant shall pay all costs and expenses incurred by Landlord as a result of any breach or Event of Default by Tenant under this Lease, including court costs and reasonable attorneys' fees paid by Landlord.

          25.4 REMEDIES CUMULATIVE. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Landlord.

          25.5 NON-WAIVER. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any Event of Default or any remedy, and no waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its rights or remedies or to insist upon strict compliance by the Tenant with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict compliance with the terms and provisions of this Lease.

                          ARTICLE XXVI - MISCELLANEOUS

          26.1 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

          26.2 NO REPRESENTATIONS BY LANDLORD. Neither Landlord, Landlord's property manager, or any agent or employee of Landlord has made any representations or promises with respect to the Leased Premises or Building except as set forth in this Lease, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

          26.3 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use of occupancy of the Leased Premises, and/or any claim of injury or damage.

         26.4 SEVERABILITY OF PROVISIONS. If any clause or provision of this Lease shall be determined to be illegal, invalid or unenforceable under the present or future laws effective during the Term hereof, then and in that event it is the intention of the parties that the remainder of this Lease shall not be affected by the invalid clause and shall be enforceable to the fullest extent of the law, and it is also the intention of the parties to this Lease that in place of any such clause or provision that is illegal, invalid, or unenforceable there be added as a part of his Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         26.5 INTERIOR CONSTRUCTION. Unless the Leased Premises are leased "as is", the construction of the Tenant's space, including any Tenant finish or improvements shall be completed pursuant to Exhibits C and D.

         26.6 RELOCATION OF LEASED PREMISES. Landlord shall not have the right to relocate Tenant at any time.

         26.7 BENEFITS AND BURDENS. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, permitted successors and permitted assigns. Landlord shall have the right, at any time and from time to time, to freely and fully assign all or any part of its interest under this Lease for any purpose whatsoever. Neither Landlord nor any owner of any interest in Landlord whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. If Landlord is in breach or default with Tenant's obligations under or in connection with this Lease or otherwise, Tenant shall look solely to the equity of Landlord in the Leased Premises for the satisfaction of Tenant's remedies.

         26.8 LANDLORD'S LIABILITY. The Obligations of the Landlord under this Lease do not constitute personal obligations of Landlord or of the individual members, partners, joint venturers, directors, officers, shareholders or beneficial owners of the Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord for satisfaction of any liability in respect to this Lease. Tenant will not seek recourse against Landlord or such individual entities or such other assets for such satisfaction. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Leased Premises or the leasehold estate under a ground lease of the Leased Premises at the time in question. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee, by actual transfer or appropriate credits, all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

         26.9 BROKERAGE. This Lease has been negotiated through the agency of Insignia/ESG and The Irving Group. Tenant warrants and represents to Landlord that The Irving Group solely represented Tenant's interests in this Lease and that no other brokers were involved with the leasing of the Leased Premises or the negotiation of this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify and hold Landlord harmless against any other claims (including court costs and reasonable attorneys' fees) for commissions by any other brokers. Landlord shall pay all commissions or compensation to Insignia/ESG and The Irving Group pursuant to a separate agreement.

         26.10 RECORDING. Either Landlord or Tenant may record this Lease at the sole expense of the party requiring such recording. Either party shall, upon request of the other party, execute, acknowledge and deliver a short-form memorandum of this Lease for recording purposes.

         26.11 GOVERNMENTAL SURCHARGE. Tenant agrees to pay as Additional Rent upon demand, its pro rata share of any parking charges, regulatory fees, utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, municipal or local government authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises. Tenant's pro rata share is to be based upon the square footage set forth in Section 3.4 of this Lease.

         26.12 SURRENDER OF PREMISES. Upon termination of this Lease, by expiration of Term, or otherwise, Tenant shall redeliver to Landlord the Leased Premises broom clean and in good order and condition, ordinary wear and tear and damage by casualty excepted. Tenant shall remain liable for non-consensual holdover rent until the Leased Premises shall be returned in such order to Landlord.

         26.13 INTERPRETATION. The captions of the Sections and Articles of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the contents of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Leased Premises with Tenant's expressed or implied permission.

         26.14    SPECIAL PROVISIONS.  [INTENTIONALLY OMITTED]

         26.15 ENTIRE AGREEMENT. It is understood that there .are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understanding, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none hereof shall be used to interpret or construe this Lease. All amendments to this Lease shall be in writing and signed by all parties. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         26.16 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Basic Rent, Additional Rent or any other amount payable to Landlord hereunder.

         26.17 CHOICE OF LAW. The laws of the Commonwealth of Virginia shall govern the validity, performance and enforcement of this Lease.

         26.18 SUBMISSION OF LEASE. The submission of this Lease to Tenant for examination does not constitute an offer to lease or a reservation of space. No agreement between Landlord and Tenant relating to the leasing of the Leased Premises shall become effective or binding until executed by both parties and received by Tenant.

         26.19 TIME OF ESSENCE. Time of the essence with respect to each of Tenant's obligations hereunder.

         26.20 FINANCIAL STATEMENTS. Tenant acknowledges that it has provided Landlord with its financial statement(s) as a primary inducement to Landlord's agreement to lease the Leased Premises to Tenant, and that Landlord has relied on the accuracy of said financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease. Tenant and Guarantor further acknowledge that they have provided to Landlord financial statements for the two months ending February 28, 1999.

At the request of Landlord, Tenant shall, (a) not later than ninety (90) days following the close of each fiscal year of Tenant during the Term of this Lease, or (b) at such other times when Landlord intends to sell the Building and thus Tenant's and/or Guarantor's financial condition is relevant, furnish to Landlord a balance sheet of Tenant and/or Guarantor as of the end of such fiscal year (or most recent reporting period, if (b) is applicable) and a statement of income and expense for the year then ended (or most recent reporting period, if (b) is applicable), together with a certificate of the chief financial officer, owner or partner of Tenant (and/or of Guarantor, if so required by Landlord) to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and which fairly present the financial condition and results of operations of Tenant and/or Guarantor as of and for the periods covered. If Tenant or Guarantor is or becomes a publicly-held company, Tenant shall not be required to disclose financial information to Landlord other than at the time and in the form and content as is made available by Tenant or Guarantor to the public pursuant to applicable securities laws and regulations. In the event any transfer occurs (as permitted by Article XI), the transferee shall, within ten (10) days of such transfer, and at applicable times thereafter, provide financial statements in the form required by this paragraph.

                            ARTICLE XXVII - GUARANTY

         The Guarantor on behalf of itself and its successors and assigns, hereby unconditionally guarantees to Landlord, its successors and assigns, the full performance and observance of all the covenants, terms, conditions and agreements required to be performed and observed by the Tenant, its successors and assigns, under the Lease. Guarantor expressly agrees that (a) the validity of this guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against the Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, all of which may be pursued or carried out without notice to Guarantor, (b) this Guaranty shall remain and continue in full force and effect as to any amendment, modification, renewal or extension of the Lease made by the Tenant, to all of which the undersigned hereby consent in advance, (c) no assignment, sublease or transfer of the Lease shall operate to extinguish or diminish the liability of the undersigned under this Guaranty unless otherwise agreed to by Landlord or any successor landlord, and (d) this Guaranty is direct, immediate and primary and is one of payment and performance, and not just collection, and the obligations of Guarantor hereunder shall not be affected by any bankruptcy, arrangement, reorganization or similar proceedings for release of debtors under federal or state law affecting the tenant, or its successors and assigns.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, these presents have been executed as of the day and year first above written.

                                   LANDLORD:

                                   KDC-Dulles Tech, LLC Member
                                   By:  KOLL METROPOLITAN, LLC, Sole

                                        By:  /s/ Martin Krupoff
                                           ------------------------------------
                                           Name:  Martin Krupoff
                                                -------------------------------
                                           Title:  Authorized Representative
                                                 ------------------------------

                                        By:  /s/ Cary M. Euwer, Jr.
                                           ------------------------------------
                                           Name:  Cary M. Euwer, Jr.
                                                -------------------------------
                                           Title:  Authorized Representative
                                                 ------------------------------


                                   DATE:             5/26/99
                                        ---------------------------------------

                                   TENANT:

                                   Net 2000 Communications Real Estate, Inc.


                                   By:       /s/  Donald E. Clarke
                                      -----------------------------------------
                                   Name:     Donald E. Clarke
                                        ---------------------------------------
                                   Title:    CFO
                                         --------------------------------------


                                   DATE:             5/17/99
                                        ---------------------------------------

                                   GUARANTOR:

                                   NET 2000 COMMUNICATIONS, INC.


                                   By:       /s/  Donald E. Clarke
                                      -----------------------------------------
                                   Name:     Donald E. Clarke
                                        ---------------------------------------
                                   Title:    CFO
                                         --------------------------------------


                                   DATE:             5/17/99
                                        ---------------------------------------